SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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       Commission Only (as permitted
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The Laclede Group
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of

ANNUAL MEETING
OF SHAREHOLDERS

and

PROXY STATEMENT

January 29, 2009

720 Olive Street
St. Louis, MO 63101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time	10:00 a.m. central standard time on Thursday, January 29, 2009

Place	Renaissance St. Louis Grand Hotel 800 Washington Avenue St. Louis, Missouri 63101

Items of Business	1.	To elect three members of the Board of Directors to serve for a three-year term.

	2.	To approve an amendment to the Restricted Stock Plan for Non-Employee Directors.

	3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2009 fiscal year.

	4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

Record Date	You can vote if you are a common shareholder of record on December 1, 2008.

Annual Report	Our 2008 annual report was delivered with this proxy statement.

     Your vote is important. Whether or not you plan to attend the annual meeting, PLEASE VOTE IN ONE OF THREE WAYS: (1) use the toll-free telephone number shown on your proxy card; (2) visit the website shown on your proxy card to vote via the Internet; or (3) mark, sign, date and promptly return the proxy card in the enclosed, pre-addressed, postage-paid envelope. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

By the order of the Board of Directors,

Mary Caola Kullman
Secretary

December 22, 2008

PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be held on January 29, 2009. The proxy statement is available at www.thelacledegroup.com/annualmeeting.

     This proxy statement is furnished to solicit proxies by the Board of Directors of The Laclede Group for use at the annual meeting of its shareholders to be held on January 29, 2009, and at any adjournment or postponement of the meeting. The meeting will be held at the Renaissance St. Louis Grand Hotel, 800 Washington Avenue, St. Louis, Missouri 63101 at 10:00 a.m. central standard time. The Company expects to mail this proxy statement with the annual report for its fiscal year 2008 on or about December 22, 2008.

Annual Meeting Admission

     If you are a shareholder of record and plan to attend the annual meeting, please check in with Company representatives at the meeting. If your shares are held by someone else on your behalf, such as a bank or broker, and you plan to attend the meeting, please bring a letter or statement from that firm that shows you were a beneficial holder on December 1, 2008. Please also bring personal identification.

Voting Matters

How you can vote

     You may simplify voting and save the Company expense by voting by telephone or by Internet. Telephone and Internet voting information is provided on your proxy card. A control number on the proxy card is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote by telephone or Internet, you need not mail back your proxy card.

     If you choose to vote by mail, please return your proxy card, properly signed, in the postage-paid envelope provided.

     If you hold your shares through a broker, bank or other holder of record, please follow its directions for providing voting instructions. The availability of telephone or Internet voting will depend on that firm’s processes.

     If you participate in The Laclede Group dividend reinvestment and stock purchase plan or in the Company Stock Fund of the Laclede Gas Wage Deferral Savings Plan, Salary Deferral Savings Plan, or Missouri Natural Wage Deferral Savings Plan and you do not give voting instructions for shares owned by you through any of these plans, none of your shares held in the plans will be voted. To allow sufficient time for voting by the administrators and trustee of the plans, your voting instructions must be received by January 26, 2009.

How you may revoke or change your vote

     You may revoke your proxy at any time before it is voted at the meeting by:

  sending timely written notice of revocation to the corporate secretary;

  submitting another timely proxy by telephone, Internet or paper ballot; or

  attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

Other voting matters

     Holders of record of The Laclede Group common stock at the close of business on December 1, 2008 are entitled to receive this proxy statement and to vote at the meeting. As of that date there were 22,126,034 shares of The Laclede Group common stock outstanding. You are entitled to one vote for each share owned of record on that date.

     All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted by those named in the proxy card in accordance with the recommendations of the Board of Directors.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. As of the printing of this proxy statement, we do not know of any other matter to be raised at the annual meeting.

     We hired Broadridge Investor Communications as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We have also hired IVS Associates, Inc. to serve as independent inspector of elections.

How votes are counted and voting requirements

     Holders of a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy is required to elect directors (Proposal 1), to approve the amendment to the Restricted Stock Plan for Non-Employee Directors (Proposal 2), and to ratify the appointment of the independent registered public accountants (Proposal 3). Shares represented by proxies that are marked or voted:

  “withhold” with respect to the election of directors,

  “abstain” on the approval of the amendment to the Restricted Stock Plan for Non-Employee Directors or on the ratification of the appointment of the independent registered public accountant, or to deny discretionary authority,

will be counted to determine a quorum but will have the effect of voting against the nominee(s), the plan amendment, and the ratification of the appointment of the independent registered public accountant and discretionary authority.

     The Company may receive “broker non-votes.” A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but cannot vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules governing brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, such as the proposals for the election of directors and ratification of the appointment of the independent registered public accountant, but not on non-routine matters, such as the approval of the amendment to increase the share reserve for the Restricted Stock Plan for Non-Employee Directors. Broker non-votes will be considered present for determining whether a quorum exists but will not be considered as votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Directors Donald, Leness, and Nasser, whose terms will expire upon the election on January 29, 2009, will stand for reelection for terms expiring in 2012. The persons named in the enclosed proxy card intend to vote proxies FOR the election of the three nominees. If any nominee becomes unavailable for any reason before the meeting, which is not anticipated, the proxies received for that nominee will be voted for a person to be selected by our Board of Directors.

Information about the nominees and directors

Nominees for term expiring in 2012:

     Arnold W. Donald, 53, served as President and Chief Executive Officer of Juvenile Diabetes Research Foundation International, the leading charitable funder and advocate of type 1 (juvenile) diabetes research worldwide, from January 2006 to March 1, 2008. He served as Chairman of the Board of Merisant Company from March 2000 to November 2005 and as its CEO from March 2000 to June 2003. He is a director of Crown Holdings, Inc., Oil-Dri Corporation of America, Carnival Corporation and The Scotts Company.

Director since	2003

     Anthony V. Leness, 68, was Managing Director Investment Banking – Global Power & Energy Group at Merrill Lynch & Co., Inc., in New York City from 1978 to his retirement on June 30, 2006. Merrill Lynch provides wealth management, capital market, investment banking and consulting services. He served as a relationship manager on a broad range of large and small companies, including industrial, communications, oil and gas exploration, natural gas pipeline, and, since 1990, exclusively on power and natural gas distribution companies.

Director since	2006

     William E. Nasser, 69, was, until October 2003, CEO of SouthWest NanoTechnologies, Inc., a privately held specialty chemical firm. He served as Chairman of Enchira Biotechnology Corp. from April 1998 to January 2003. He retired as Chairman of the Board, Chief Executive Officer and President of Petrolite Corporation in November 1995.

Director since	2000

The Board of Directors recommends a vote “FOR”
election of these nominees as directors.

Directors with term expiring in 2010:

     Brenda D. Newberry, 55, became Chairman and Chief Executive Officer of The Newberry Group in 2006. From 1996-2005, she served as its President and Chief Executive Officer. Ms. Newberry founded The Newberry Group in 1996 with her husband. The Newberry Group provides IT consulting services on a global basis, specializing in cyber-security services, information systems consulting, and project management services. She is a director of Enterprise Financial Services Corporation.

Director since	2007

     Mary Ann Van Lokeren, 61, retired as Chairman and Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch wholesaler, in October 2006. She had served in that capacity since December 1986. She is a director of Masco Corporation.

Director since	2000

     Douglas H. Yaeger, 59, has been Chairman of the Board, President and Chief Executive Officer of The Laclede Group since its inception in October 2000. He has been Laclede Gas’ Chairman of the Board since January 1999, Chief Executive Officer since January 1999 and President since December 1997. He is a director of First Banks, Inc.

Director since	2000

Directors with term expiring in 2011:

     Edward L. Glotzbach, 60, became Vice Chairman of Information Services Group in November 2007 when it acquired Technology Partners International, Inc. From December 2004 to November 2007, he served as President and CEO of Technology Partners International, Inc., an organization that assists clients with the evaluation, negotiation, implementation and management of IT and business process sourcing initiatives. From October 2003 to December 2004, he served as Vice President and Chief Financial Officer of the firm. From 1970 to September 2003, he served in many positions with SBC Communications, with his most recent position there being Executive Vice President and Chief Information Officer for six years.

Director since	2005

     W. Stephen Maritz, 50, has been Chairman of the Board of Maritz Inc. since February 2001 and Chief Executive Officer since November 1998. Maritz Inc. provides performance improvement, marketing research and travel services on a global basis.

Director since	2000

     John P. Stupp, Jr., 58, has been President of Stupp Bros., Inc. since March 2004 and Chief Executive Officer of Stupp Corporation since August 1995. He previously served as Executive Vice President from April 1995 – March 2004 and Chief Operating Officer from April 1996 – March 2004. Stupp Bros., Inc. has two operating divisions: Stupp Bridge Company, a fabricator of steel highway and railroad bridges; and Stupp Corporation, producer of custom-made ERW (electric resistance welded) pipe for gas and oil transmission; and three subsidiaries: Hammert’s Iron Works, Inc., a fabricator of structural steel; Bayou Coating LLC, coating applicators for steel line pipe; and Midwest BankCentre, a Missouri bank holding company. He serves as a director of Stupp Bros., Inc. and Atrion Corporation.

Director since	2005

PROPOSAL 2

APPROVAL OF AMENDMENT TO
RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Purpose of the Plan and Reason for the Proposal

     The Board has approved an increase in the number of shares of our common stock reserved under the Restricted Stock Plan for Non-Employee Directors from 50,000 to 150,000 shares as well as an extension of the term of the plan from November 1, 2012 to November 1, 2017, and we are asking you to approve these two changes. Currently, 33,450 shares have been issued under the plan, leaving 16,550 shares (excluding the 100,000 additional shares we are asking you to approve) available for future awards. The Board believes that the adoption of this proposal is in the best interests of the Company as explained below.

     The plan has been in place since 1990 and was most recently approved by shareholders in January 2003. The principal purpose of the plan is to attract and retain qualified persons who are not employees or former employees of the Company and its subsidiaries for service as members of the Board of Directors and to encourage ownership in the Company by such non-employee Directors by granting shares of common stock subject to the restrictions described below. The plan is attached to this proxy statement as appendix A. This proposal, if approved, would amend the plan to increase its share reserve and extend its term.

     Under the plan, the trustee, UMB Bank, n.a., acquires the shares for the grants in the open market and holds the shares as trustee for the benefits of the non-employee Directors until the restrictions expire. The grants of shares under the plan have been disclosed in the past in the Company’s proxy statements under Compensation of Directors and the plan has been an exhibit to the Company’s annual reports on Form 10-K.

Summary Description of the Restricted Stock Plan

Eligibility

     To be eligible to participate in the plan, a director must not be, and must never have been, employed by the Company or any of its subsidiaries. Eight of the nine current Directors are eligible to participate.

Grants

     Each new non-employee Director, including one who is elected to the Board at a time other than an annual meeting of shareholders, receives an initial grant of 800 shares of restricted stock. Annually thereafter each non-employee Director who is not a participant in the retirement plan for non-employee Directors will receive on the annual meeting date an additional grant of 1,600 shares for service rendered during the year preceding the annual meeting, while each non-employee Director who is a participant in the retirement plan for non-employee Directors will receive an annual grant of 1,450 shares on the annual meeting date for the prior year’s service.

Plan Benefits

     The following table sets forth the name of each non-employee Director eligible to receive a grant under the plan, the number of shares that each such non-employee Director may be granted on January 29, 2009 and the value of such shares.

Restricted Stock Plan for Non-Employee Directors
January 29, 2009 Grants

	Dollar	Number
Name of Non-Employee Director	Value (1)	of Shares
Donald	$77,584	1,600
Glotzbach	77,584	1,600
Leness	77,584	1,600
Maritz	77,584	1,600
Nasser	70,311	1,450
Newberry	77,584	1,600
Stupp, Jr.	77,584	1,600
Van Lokeren	70,311	1,450
Non-Employee Directors as a group	$606,126	12,500
____________________

(1)	Based upon the closing price of the Company’s common stock on the New York Stock Exchange on September 30, 2008.

     The total number of shares each Director has been awarded under the plan and its predecessor is listed below:

Total Shares
Awarded under
Restricted Stock
Plans as of
Name of Non-Employee Director	9/30/2008
Donald	4,800
Glotzbach	4,000
Leness	3,400
Maritz	5,750
Nasser	5,850
Newberry	2,400
Stupp, Jr.	4,000
Van Lokeren	6,250

Shares

     If shareholders approve the increase in the share reserve, 100,000 new shares will be made available for grants under the plan. In addition, after the grants outlined in the above table, 4,050 shares remain of the 50,000 shares originally reserved for this plan.

     Shares for grants under the plan are purchased on the open market by the trustee and held in trust by the trustee for the account of the participants until they are vested. Any shares that are forfeited are available for future grants. Grants under the plan are in addition to, and do not replace, any cash or other compensation arrangement available to non-employee Directors. If the Company subdivides or continues its outstanding common stock into a greater or lesser number of shares, or if the Board shall determine that a stock dividend, reclassification, business combination, exchange of shares, warrants or rights offering to purchase shares or other similar event affects the shares such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the plan, the Board may make adjustments to the number of shares that may be granted and the number of shares subject to outstanding grants under the plan.

Restrictions

     Participants receive cash dividends declared and paid on the Company’s common stock and may vote the shares awarded even while the shares are restricted. Restricted shares may not be sold, pledged or otherwise transferred, except in accordance with the terms of the plan. Shares vest depending on the participant’s age entering the plan and years of service as a director.

     If a non-employee Director first becomes a Director under the age of 60, no shares will vest until the Director reaches age 65. If the participant is a Director on the participant’s 65th birthday, one-half of the restricted shares vest on the 65th birthday, and one-half of the shares in each succeeding annual grant is in vested shares. If that participant continues to serve as a Director until age 70, all remaining restricted shares vest and become unrestricted on the participant’s 70th birthday, and each succeeding annual grant is of fully vested shares.

     If a non-employee Director first becomes a Director from age 60 to 64, no shares will vest for five years. If that participant is still a Director on the participant’s fifth anniversary date of entry into the plan, one-half of the restricted shares vest, and one-half of each succeeding annual grant is in vested shares. If that participant continues to serve as a Director on or after the participant’s 70th birthday, all remaining shares vest on the participant’s 70th birthday, and each succeeding annual grant of fully vested shares.

     If a non-employee Director first becomes a Director from age 65 to 69, no shares will vest for two years. If the participant continues to serve as a Director on that participant’s second anniversary date of entry into the plan, one-half of the restricted shares vest, and one-half of each succeeding annual grant is in vested shares. If that participant continues to serve as a Director on or after the participant’s 70th birthday, all remaining shares vest on the participant’s 70th birthday, and each succeeding annual grant is of fully vested shares.

     If a non-employee Director first becomes a Director at age 70 or over, that participant’s one-half of the participant’s grants under the plan will be in restricted shares and one-half will be in vested shares. On that participant’s first anniversary date of entry into the plan, if the participant continues to serve as a Director, the remaining restricted shares vest, and each succeeding annual grant is in fully vested shares.

     In any event, a non-employee Director will become fully vested in restricted shares granted under the plan after twelve years of continuous service, and all shares granted to the participant on and after the twelfth anniversary will be fully vested. Shares also become fully vested in the event of the death or disability of the participant or following a change in control. The plan generally defines a change in control as (a) an acquisition of 30% or more of the Company’s common stock or voting power, excluding certain acquisitions by specified types of affiliates, (b) a change in the composition of a majority of the Company’s Board of Directors without the approval of the incumbent Directors as defined in the plan, (c) a reorganization, merger or consolidation, unless the Company’s shareholders possess more than 50% of the surviving Company’s outstanding common stock and the combined voting power of the outstanding voting stock entitled to vote in the election of Directors, (d) a shareholder approved liquidation or dissolution of the Company, or (e) the sale or disposition of all or substantially all of the Company’s assets.

Amendment

     The plan may be terminated by the Board at any time. The Board may also amend the plan provided that no amendment may be made without the approval of shareholders that would (a) change the types of awards available under the plan, (b) materially increase the aggregate number of shares that may be granted under the plan (except for the equitable adjustments referred to above), (c) change the category of Directors eligible to receive restricted stock under the plan, or (d) materially extend the maximum period during which restricted stock may be granted under the plan. Furthermore, the plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or the rules thereunder.

Federal Income Tax Matters

     A non-employee Director who receives a grant of restricted stock and who does not elect to be taxed at the time of grant will not recognize taxable income upon such grant, and the Company will not be entitled to a deduction until the termination of the restricted period. Upon the termination of the restricted period, the Director will recognize taxable ordinary income in an amount equal to the fair market value of the common stock at that time, and the Company will be entitled to a deduction in the same amount. However, a non-employee Director may elect to recognize taxable ordinary income in the year the shares are granted in an amount equal to their fair market value at that time, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss recognized by the Director upon subsequent disposition of the common stock will be capital gain or loss. Any dividends with respect to the restricted stock that are paid or made available to a non-employee Director (who has not elected to be taxed on the date of grant) while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the Director and deductible to the Company. If the Director has elected to be taxed at the time of grant, the dividends represent ordinary dividend income to the Director and are not deductible to the Company. If the Director elects to be taxed on the restricted stock on the date of grant and the Director subsequently forfeits the shares, the Director is not entitled to a deduction as a consequence of such forfeiture and the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

Your Board of Directors Recommends a Vote “FOR” the Approval of
Amendment to The Laclede Group, Inc.
Restricted Stock Plan For Non-Employee Directors.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

     The Board of Directors, upon recommendation of its Audit Committee, recommends that you ratify the appointment of Deloitte & Touche LLP, independent registered public accountant, to audit the books, records and accounts of The Laclede Group and its subsidiaries for the fiscal year ending September 30, 2009. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Your Board of Directors Recommends a Vote “FOR” The Ratification of
The Appointment of Deloitte & Touche LLP as
Independent Registered Public Accountant.

BENEFICIAL OWNERSHIP OF LACLEDE GROUP COMMON STOCK

     The table below shows as of November 30, 2008 the number of shares of our common stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each current director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group.

Amount and Nature of Ownership

	Shares
	Beneficially		Percent
Name	Owned (1)		of Class
M. C. Darrell	19,703	(2)	*
A. W. Donald	4,800	(3)	*
E. L. Glotzbach	4,000	(3)	*
A. V. Leness	6,400	(3)	*
W. S. Maritz	5,750	(3)	*
W. E. Nasser	6,850		*
K. J. Neises	39,881	(2)	*
B. D. Newberry	2,400	(3)	*
M. R. Spotanski	34,104	(2)	*
J. P. Stupp, Jr.	1,159,000	(3)(4)	5.2%
M. A. Van Lokeren	7,250		*
M. D. Waltermire	34,701	(2)	*
D. H. Yaeger	169,892	(2)(5)	*
Barclays Global Investors, N.A./Barclays Global Fund Advisors/
Barclays Global Investors Ltd.	1,164,788	(6)	5.3%
Stupp Bros., Inc.	1,155,000	(4)	5.2%
All nominees, directors and executive officers as a group (21)	1,596,307		7.2%
____________________

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.

(2)	Includes options exercisable currently and within 60 days for the following number of shares under the Equity Incentive Plan: M. C. Darrell – 0; K. J. Neises – 9,250; M. R. Spotanski 12,000; M. D. Waltermire – 14,000; D. H. Yaeger – 90,000. Includes restricted non-vested shares granted under the 2003 Equity Incentive Plan and the 2006 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 17,000; K. J. Neises – 25,000; M. R. Spotanski – 16,000; M. D. Waltermire – 16,000; and D. H. Yaeger – 59,000.

(3)	Includes restricted, non-vested shares granted under the Restricted Stock Plan for Non-Employee Directors, as to which each recipient has sole voting power and no current investment power, as follows: A. W. Donald – 4,800; E. L. Glotzbach – 4,000; A. V. Leness – 3,400; W. S. Maritz – 5,750; B. D. Newberry – 2,400; and J. P. Stupp, Jr. – 4,000.

(4)	Stupp Bros., Inc. owns 1,155,000 shares. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125. These shares are pledged as collateral to secure credit facilities for Stupp Bros., Inc. and are currently held by Bank of America.

(5)	Includes 20 shares held in spouse’s name.

(6)	Information provided as of December 31, 2007 in Schedule 13G filed by these shareholders, whose address is 45 Fremont Street, San Francisco, CA 94105. Barclays Global Investors, NA reports sole voting power as to 394,639 shares and sole dispositive power as to 490,305 shares; Barclays Global Fund Advisors reports sole voting power as to 471,813 shares and sole dispositive power as to 652,361 shares; and Barclays Global Investors Ltd. reports sole dispositive power as to 22,122 shares, resulting in an aggregate number of shares by all entities of sole voting power of 866,452 shares and sole dispositive power of 1,164,788 shares.

*	Less than one percent.

Stock Ownership Guidelines for Non-employee Directors and Executive Officers

     To provide a direct link between Directors, executives and shareholder interests, the Company has adopted stock ownership guidelines. Within five years of entrance into a covered position, non-employee Directors are expected to own shares with a market value equal to two times the annual retainer, the CEO is expected to own shares with a value equal to two times his base salary, and the other named executive officers are expected to own shares with a value equal to one times their base salary, as determined when the officer first becomes subject to the guidelines. In addition to achieving the share ownership guidelines, directors and executives are expected to retain any award of restricted shares under the Restricted Stock Plan for Non-Employee Directors and under the Equity Incentive Plan for a minimum of three years after the restrictions lapse.

Corporate Governance

Board and Committee Structure

     During the 2008 fiscal year, there were eight meetings of our Board of Directors. All directors except Mr. Maritz attended 75% or more of the aggregate number of meetings of the Board and applicable Committee meetings, and all but one director attended the last annual meeting of shareholders.

     The standing committees of the Board of Directors include the Audit, Compensation, Corporate Governance, Investment Review and Capital Funds Committees.

Audit Committee

     The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process, and systems of internal controls. The Audit Committee also assists the Board in monitoring the independence and performance of the independent registered public accountant, the internal audit department and the operation of ethics programs. At fiscal year end, the Committee members were Mr. Glotzbach as Committee chair and audit committee financial expert, and Directors Leness, Newberry, and Stupp. All Committee members were determined by the Board to be independent and financially literate in accordance with The New York Stock Exchange requirements. The Committee met five times in fiscal year 2008.

Compensation Committee

     The Compensation Committee assists the Board in the discharge of its responsibility relative to the compensation of the Company’s executives, reviews and makes recommendations to the Board relative to the Company’s incentive compensation and equity-based plans, and makes recommendations to the Board regarding director compensation. At fiscal year end, the Committee members, all of whom were determined to be independent, were Directors Donald (chair), Glotzbach, Nasser, Stupp, and Van Lokeren. The Committee met four times in fiscal year 2008. There are no Compensation Committee interlocks. The Committee’s retention of a compensation consultant is discussed later in the Compensation Discussion and Analysis.

Corporate Governance Committee

     The Corporate Governance Committee considers and makes recommendations to the Board relative to corporate governance and its corporate governance guidelines, assists the Board in identifying individuals qualified to become Board members, assists the Board in the oversight of succession planning for executive officers and approves any related party transactions. The Committee also recommends committee appointments to the full Board. At fiscal year end, the Committee members, all of whom were determined to be independent, were Directors Nasser (chair), Donald, Glotzbach, Maritz, and Van Lokeren. The Committee met two times in fiscal year 2008.

     Shareholder Nominee Recommendations

     Shareholders who wish to recommend nominees to the Corporate Governance Committee should make their submission to the Committee by the September 30 preceding the annual meeting by submitting it to Corporate Governance Committee Chair, c/o The Laclede Group, 720 Olive Street, St. Louis, MO 63101. Candidates properly recommended by shareholders will be evaluated by the Committee using the same criteria as applied to other candidates. While there is no set of specific criteria for nominees, the Corporate Governance Committee generally will consider the appropriate skills and characteristics needed in light of the current makeup of the Board, including an assessment of the experience, diversity, age and skills represented on the Board. Generally, the Committee looks for persons who evidence personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; and expertise that is useful to the Company and complementary to the background and experience of other Board members. The Company does not typically hire or pay any third party to assist in this process.

Capital Funds Committee

     The Capital Funds Committee oversees the Company’s significant multi-year contributions to charitable and civic organizations. It also establishes certain criteria for the corporate giving program. At fiscal year end, the Committee members were Directors Maritz (chair), Newberry, and Yaeger. The Committee met once in fiscal year 2008.

Investment Review Committee

     The Investment Review Committee oversees the investments of the defined benefit qualified pension plans of the Company’s subsidiaries. At fiscal year end, the Committee members were Directors Leness (chair), Glotzbach, Maritz, Newberry, Stupp, and Yaeger. The Committee met four times in fiscal year 2008.

Director Independence

     The Board of Directors believes that a majority of the directors should be independent and determined that the following members were independent: Donald, Glotzbach, Leness, Maritz, Nasser, Newberry, Stupp, and Van Lokeren. Mr. Yaeger, the Chairman, President and Chief Executive Officer, is the only non-independent member of the Board. In determining the independence of directors, the Board found that none of the directors, other than Mr. Yaeger, has any material relationship with the Company other than as a director. In making these determinations, the Board considers all facts and circumstances as well as certain prescribed standards of independence, which are included with our Corporate Governance Guidelines in the Investor Services portion of our website (www.thelacledegroup.com). The director independence standards adopted by the Board largely reflect The New York Stock Exchange standards except the Board chose to use five-year “cooling off” periods, which is longer than The New York Stock Exchange’s three-year period; further the standards provide that the Board does not consider material Laclede Gas Company’s provision of natural gas service to any director or immediate family member of the director or director-related company pursuant to Laclede Gas Company’s tariffed rates. While the Board noted that Mr. Leness’ former employer, Merrill Lynch & Co., Inc., provided investment banking services to the Company in fiscal year 2006, Mr. Leness was not an executive officer or director of Merrill Lynch, received no compensation relative to the investment banking services provided to the

Company, and retired from Merrill Lynch on June 30, 2006 prior to joining the Company’s Board. As a result, the Board determined Mr. Leness did not have a material interest in the transaction and the transaction did not impair the independence of Mr. Leness.

     The independent members of the Board meet in executive session at least quarterly, which sessions are led by Mr. Nasser, the current Lead Director. Each quarter, the Lead Director solicits from other Board members topics for discussion in those sessions. Topics include, from time to time, the performance of the Chief Executive Officer, executive succession planning, executive compensation matters, and the Company’s strategy.

     All of the members of the Audit, Compensation and Corporate Governance Committees are independent under our director independence standards as well as under the standards of The New York Stock Exchange. Mr. Glotzbach has been determined to be the audit committee financial expert for the Audit Committee and further, Directors Leness, Newberry, Stupp and Van Lokeren, who serve on the Audit Committee, meet the audit committee financial expert requirements.

Corporate Governance Documents

     Our key corporate governance documents include:

  Corporate Governance Guidelines;

  Charters of each of the Audit, Compensation, and Corporate Governance Committees;

  Code of Business Conduct;

  Financial Code of Ethics;

  Related Party Transaction Policy and Procedures; and

  Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services.

     All of these documents, other than the Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services, are available on our website at www.thelacledegroup.com in the investor services section and a copy of any of these documents will be sent to any shareholder upon request.

Corporate Governance Guidelines

     The Board generally conducts itself in accordance with its Corporate Governance Guidelines. The Guidelines, among other matters, provide:

  the independent directors may elect a Lead Director,

  each independent director must notify the Corporate Governance Committee Chair and the Chairman of the Board as soon as practicable of any event, situation or condition that may affect the Board’s evaluation of his or her independence, independent directors will not be paid for consulting, the Company will not retain their firms for consulting or services without approval of the full Board nor will any personal loans or extensions of credit be made by the Company to any director other than on the same terms as loans or credit are available to customers generally, a director who materially changes his or her job responsibilities must submit a written offer to resign from the Board, which will then take into account the circumstances at that point in time and take such appropriate action as it deems necessary, a director is not eligible for election after reaching age 71,

  directors are responsible for attending Board and Committee meetings as well as the annual meeting of shareholders and expected to attend at a minimum 75% of such meetings,

  the Board and its Committees conduct annual assessments of their performance as well as assessments of the performance of each individual director,

  directors have complete access to management,

  the Board has the ability to retain consultants, experts, and advisors as it deems necessary, at Company expense, and encouragement to attend educational programs at Company expense.

Related Party Transaction Policy and Procedures

     We have adopted the Related Party Transaction Policy and Procedures under which our Corporate Governance Committee generally pre-approves transactions involving more than $100,000 with our directors, executive officers, 5% or greater shareholders, and their immediate family members. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve the transaction and will approve only those transactions that it determines to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related party that has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available including ratification, revision or termination of such transaction. The policy includes certain transactions that are deemed pre-approved because they do not pose a significant risk of a conflict of interest. Such pre-approved transactions include the provision of natural gas service to any of the related parties by our utility subsidiary in accordance with its tariffed rates, transactions entered into pursuant to the competitive bid process, and those transactions at such a level as not to be material to the Company or the related party. There were no related party transactions in fiscal year 2008 requiring Committee action.

Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services

     Consistent with Securities and Exchange Commission requirements regarding accountant independence, the Audit Committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent registered public accountant. To this end, the Audit Committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant. Under the policy, the Committee or its designated member must pre-approve services prior to commencement of the specified service, provided that all fees relative to compliance with Section 404 of the Sarbanes-Oxley Act may only be pre-approved by the Committee. Any pre-approvals by the designated member between meetings will be reported to the Audit Committee at its next meeting. The requests for pre-approval are submitted to the Audit Committee or its designated member, as applicable, by both the independent accountant and the Company’s Chief Financial Officer with a joint statement as to whether in their view the request is consistent with the Securities and Exchange Commission’s rules on accountant independence. At each Committee meeting, the Audit Committee reviews a report summarizing the services, including fees, provided by the independent accountant; a listing of pre-approved services provided since its last meeting; and a current projection presented similar to that included in this proxy statement, of the estimated annual fees to be paid to the independent accountant.

Correspondence with the Board

     Those who desire to communicate with the independent directors should send correspondence addressed to the Lead Director, c/o The Laclede Group, Inc., 720 Olive Street, Room 1517, St. Louis, MO 63101. All appropriate correspondence is forwarded directly to the Lead Director. The Company does not, however, forward spam, sales, marketing or mass mailing materials; product or service complaints or inquiries; new product or service suggestions; resumes and other forms of job inquiries; or surveys. However, any filtered information is available to any director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in The Laclede Group shares with the Securities and Exchange Commission and The New York Stock Exchange. Based on our records and information, in fiscal year 2008 our directors and executive officers met all applicable Securities and Exchange Commission reporting requirements.

Audit Committee Report

     The primary function of the Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies; for establishing internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations; and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm (the “firm”) is responsible for planning and performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Company management and the firm.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2008 with management and the firm, Deloitte & Touche LLP. The Committee has also discussed with the firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and by the rules of the Public Company Accounting Oversight Board.

     Deloitte & Touche LLP has provided the Committee with the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2008.

Audit Committee
Edward L. Glotzbach, Chairperson
Anthony V. Leness
Brenda D. Newberry
John P. Stupp, Jr.

Fees of Independent Registered Public Accountant

     The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2008 and 2007 and fees billed for other services during those periods by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2008	2007
Audit fees	$564,775	$538,200
Audit related fees (1)	5,863	60,363
Tax fees (2)	57,300	40,000
All other fees (3)	48,298	-
Total	$676,236	$638,563
____________________

(1)	Audit related fees consisted of audits of consents for registration statements and work paper reviews.

(2)	Tax fees consisted primarily of assistance with tax compliance and reporting.

(3)	All other fees in 2008 consisted of accounting and tax advice relative to the sale of SM&P Utility Resources, Inc. and adoption of a new accounting pronouncement.

     The Audit Committee pre-approved all of the fees disclosed for fiscal years 2008 and 2007. The policy regarding the approval of independent registered public accountant provision of audit and non-audit services is described earlier in this proxy statement.

Directors’ Compensation

     The Compensation Committee periodically reviews director compensation relative to data from the national surveys of director compensation, including those from Mercer HR Consulting and The Conference Board. The basic retainers and fees payable are set forth below. No retainers or fees are paid to directors who are executives or employees of the Company and its subsidiaries.

Board and Committee Fees and Retainers

Annual Board Retainer	$35,000
Lead Director Annual Retainer	12,000
Audit Committee Chair Annual Retainer	10,000
Compensation Committee Chair Annual Retainer	10,000
Other Committee Chair Annual Retainer	6,000
Board Meeting Fee for Personal Attendance	2,000
Board Meeting Fee for Teleconference Attendance	1,000
Committee Meeting Fee for Personal Attendance	1,000
Committee Meeting Fee for Teleconference Attendance	500

     The table below discloses the compensation paid or earned by all those who served as Company directors in fiscal year 2008. Not included in the table is the retirement plan for non-employee directors in which participation and benefits have been frozen since November 1, 2002. Under that plan, a non-employee director who had at least five years of service as a director as of November 1, 2002, qualified for an annual payment after retirement in an amount equal to the board retainer at November 1, 2002, ($18,000) with such payments being made for the longer of 10 years or life. The only current directors eligible for benefits under the plan are Nasser and Van Lokeren.

			Nonqualified
			Deferred
	Fees Earned or	Stock	Compensation	All Other
Name	Paid in Cash	Awards (1)	Earnings (2)	Compensation (3)	Total
Donald	$61,000	$11,341	$436	$5,968	$78,745
Glotzbach	75,000	11,553	5,507	4,776	96,836
Leness	65,000	74,981	-	3,882	143,863
Maritz	53,500	18,708	5,013	7,384	84,605
Nasser	72,000	77,549	30,707	-	180,256
Newberry	58,000	5,518	1,472	2,392	67,382
Stupp, Jr.	62,000	9,990	-	4,776	76,766
Van Lokeren	53,000	77,549	17,238	-	147,787
____________________

(1)	Amounts calculated using the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” (SFAS No. 123(R)) except that these amounts are exclusive of the estimate of forfeitures. See Note 1, Summary of Significant Accounting Policies, Stock-Based Compensation, of the consolidated financial statements in each of the Company’s annual reports on Form 10-K for the years ended September 30, 2005 - 2008 for a discussion regarding the manner in which the fair value of these awards are calculated, including assumptions used.

The table below provides more details relative to the restricted stock awards made under the Restricted Stock Plans for Non-Employee Directors:

		Fair Value of Shares	Aggregate No. of
	No. of Shares Awarded	Awarded in	Shares Awarded
	in Fiscal Year 2008	Fiscal Year 2008	at 2008 Fiscal Year End
Donald	1,600	$54,032	4,800
Glotzbach	1,600	54,032	4,000
Leness	1,600	54,032	3,400
Maritz	1,600	54,032	5,750
Nasser	1,450	48,967	5,850
Newberry	1,600	54,032	2,400
Stupp, Jr.	1,600	54,032	4,000
Van Lokeren	1,450	48,967	6,250

Under the plans, each of those directors who does not have benefits under the frozen retirement plan for non-employee directors received a grant of 1,600 restricted shares. Each of those directors with benefits under the frozen retirement plan received a grant of 1,450 shares. Under the terms of the restricted stock plan, which provides for vesting based upon age entering the plan and years of service, Nasser and Van Lokeren have each become fully vested in their shares. All of the remaining directors are not yet vested in their shares.

(2)	Represents above-market earnings in fiscal year 2008 on deferrals of fees and retainers by participating directors in the Deferred Income Plans.

(3)	Includes dividends paid on restricted shares of stock.

     More details about the Restricted Stock Plan for Non-Employee Directors are included in the discussion under Proposal 2 in this proxy statement. Directors Nasser and Van Lokeren are fully vested in their awards under the plan. The table below shows the vesting schedule for the other directors.

	Half of Plan Shares Vest	All of Plan Shares Vest
Donald	----	Annual Meeting January 2015
Glotzbach	On 65th birthday in 2013	Annual Meeting January 2017
Leness	Annual Meeting January 2009	On 70th birthday in 2010
Maritz	----	Annual Meeting January 2012
Newberry	On 65th birthday in 2018	Annual Meeting January 2019
Stupp, Jr.	On 65th birthday in 2015	Annual Meeting January 2017

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview of Executive Compensation Program and Philosophy

     The Company’s Compensation Committee (the “Committee”) establishes the executive compensation philosophy and assists the Board in the development and oversight of all aspects of executive compensation.

Company’s Compensation Philosophy

     In determining compensation of our named executive officers and other key employees, the Company’s compensation philosophy is to pay for performance by:

  Making compensation decisions based on what promotes our corporate strategy, creates shareholder value, and remains equitable for the Company, its executives and its shareholders.

  Providing an executive compensation program to attract, motivate and retain key executives, and to drive the development of value for the shareholders.

Role of the Compensation Committee

     In implementing the Company’s compensation philosophy, the Committee:

  Evaluates the design and administration of each of the components of our executive compensation program, in conjunction with an analysis of total compensation for executives.

  Reviews the performance of the Company for the most recently completed fiscal year and the attainment of pre-established performance goals by the executives, including the named executive officers and makes adjustments, as needed, to promote the execution of our corporate strategy and the creation of shareholder value.

  Reviews executive compensation data, as prepared by its independent compensation consultant (“Consultant”), to ensure that our compensation levels and opportunities are competitive from various sources including published industry surveys, energy/utilities industry data from major independent compensation survey providers, and publicly available data from our comparator group made up of companies of similar size and industry.

  Considers executive compensation data and Company performance in comparison to the Company’s comparator group (see “Benchmarking and Comparator Groups” below) when determining any adjustments to executive compensation.

  Considers merit increases to officer salaries and reviews the CEO’s accumulated wealth analysis and the results of internal audit’s review of the CEO’s expenses during the past year.

  Consistent with its charter, makes recommendations to the independent members of the Board as to compensation matters.

     During the course of the year, the Committee requests and receives from management information regarding the attainment of Company objectives and the performance of individual executive officers. However, the Committee obtains its own information regarding the attainment of goals by the CEO. The CEO does not play any role in the establishment of his own compensation.

Role of the Compensation Consultant

     In June 2007, the Committee retained the firm of Frederic W. Cook & Co., Inc. to serve as its Consultant. Frederic W. Cook & Co., Inc. is a completely independent firm, providing only compensation consulting services to the Committee. The Consultant reports to the Committee and attends most Committee meetings. Specifically, the Consultant advises the Committee on performance metrics, makes recommendations to the Committee on companies to be used as a comparator group and presents findings relative to the competitiveness of the Company’s executive compensation. However, the Committee and the Board retain all decision-making authority.

Role of the CEO

     The CEO makes recommendations to the Committee on compensation changes for all Company officers (other than himself), including the other named executive officers. In particular, each year the CEO provides the Committee with:

  His evaluation of the performance of all Company officers;

  His recommendations for base salary adjustments for those officers;

  Recommendations for promotions, as appropriate;

  His review of the individual objectives for those officers in the Annual Incentive Plan;

  Recommendations for awards under the Annual Incentive Plan based on the officers’ performance; and

  Recommendations for equity grants under the Equity Incentive Plan to those officers based on the officer’s performance and role in executing the corporate strategy to build long-term shareholder value.

Our Named Executive Officers

     The Company’s named executive officers for fiscal year 2008 consisted of the following individuals:

  Mr. Douglas H. Yaeger, our President, Chief Executive Officer and Chairman of the Board;

  Mr. Mark D. Waltermire, our Chief Financial Officer;

  Mr. Kenneth J. Neises, our Executive Vice President of Laclede Gas;

  Mr. Mark C. Darrell, our General Counsel; and

  Mr. Michael R. Spotanski, our Senior Vice President of Operations and Marketing of Laclede Gas.

Components of Executive Compensation

     The Company’s executive compensation program is comprised of the following five basic components:

  Base salary;

  Annual incentive;

  Long-term incentives;

  Post-termination compensation; and

  Other Company provided benefits.

     The Committee uses the processes described in this Compensation Discussion and Analysis (CD&A) to determine the appropriate balance among the components of executive compensation that will result in an effective total compensation package, and does not solely rely on the use of formulaic, targeted allocations between cash and equity based compensation or annual and long-term incentive compensation.

Benchmarking and Comparator Groups

     The Committee reviews competitive market compensation data to help ensure that the pay opportunities being delivered to our executive officers are competitive with the labor markets in which the Company competes for talent. In September 2007, Frederic W. Cook & Co., Inc. presented to the Committee a comprehensive review and assessment of the Company’s total compensation package for executives. This review included base salary, annual incentive, and long-term incentives. As a result of this assessment, the Committee made changes to the components of executive compensation, as detailed below, to better align the total compensation package for the executive officers, including the CEO, with the creation of shareholder value and the retention of key executives for executing the long-term strategy of the Company.

     To develop the competitive market pay information presented to the Committee for its review, several data sources are utilized. To understand the labor market for talent among the Company’s most direct peers, a comparator group of 10 companies competing in our industry and similar to our revenue size was developed. The comparator group companies include: AGL Resources Inc., Atmos Energy Corporation, New Jersey Resources Corporation, Nicor Inc., Northwest Natural Gas Company, Piedmont Natural Gas Company, South Jersey Industries, Inc., Southwest Gas Corporation, UGI Corporation and WGL Holdings, Inc.

     The comparator group reference market was supplemented with several third party survey sources to ensure that the competitive market was as robust and objective as possible on an on-going basis. Broad energy/utility industry survey sources were utilized from organizations such as The American Gas Association, and other industry surveys from confidential third party sources.

Base Salary

     The Company’s base salary program is designed to provide competitive salaries to attract and retain key executive talent and to reward leadership effectiveness. Base salaries for executive officers are generally based on the following factors (none of which is given any particular weight), including:

  The executive’s job responsibilities and performance in his or her position;

  The executive’s level of expertise in a given area;

  The executive’s role in developing and executing corporate strategy;

  The executive’s potential to lead the Company in the future; and

  A comparison of salaries for similarly situated positions.

     Effective February 1, 2008, based on the factors described above, the Committee approved merit increases in the salaries for the named executive officers other than Mr. Yaeger ranging from 3.2% - 6.2%. In addition to consideration of merit based increases, the Committee reviewed the market pay data and determined to make certain market adjustments to base salaries to bring the salaries closer to the median of the comparator group. As a result of this review, the Committee approved an increase of 9.9 % for Mr. Yaeger’s base salary, effective February 1, 2008, comprised of a market adjustment and a merit increase, based on the Company’s performance in fiscal year 2007 (including the attainment of record earnings for the fifth consecutive year) and the significant growth in the business of Laclede Energy Resources.

Annual Incentive Plan

     The Company’s Annual Incentive Plan (“AIP”) is designed to motivate and reward participants for short-term, annual results that are tied to corporate financial, operational and customer objectives, as well as to individual performance objectives.

     At the beginning of the fiscal year, the Board determines performance targets based on the corporate business and strategic plan for the upcoming year. The level of attainment of those measures determines the extent to which the AIP is funded for the year. After the level of corporate performance and funding has been determined, the cash award for an executive is determined based on the following formula: AIP Target Opportunity x Individual Performance. Some discretionary adjustments may be applied where the Committee deems appropriate.

     Individual Performance is the aggregate percentage of performance achievement of the individual’s objectives. The AIP target opportunity is a dollar value expressed as a percentage of base salary and this value may go up or down based on performance against pre-defined goals and objectives. Each year, the Committee sets the AIP target opportunities for participants after reviewing survey data presented by its Consultant which are tied to the salary range for the participant’s position at the Company. Based on the comprehensive review conducted by its Consultant as detailed above, the Committee increased the target opportunities in the AIP for fiscal year 2008 to be more competitive with the market median of the survey data and to provide the ability to recognize strong performance at the corporate, departmental and individual level.

     For fiscal year 2008, the Board set the following corporate performance measures and weightings and determined the actual performance level attained:

		Potential Performance Levels/Funding Rate
				High	Actual
		Threshold	Target	Performance	Performance
Performance Measure	Weighting	50%	100%	150%	Level
Earnings Per Share	70%	$2.20	$2.32	$2.41	$2.66(1)

J.D. Power Customer	15%	Improve 3	Rank in top	Rank in top	Below
Satisfaction Survey – Midwest		places	25%	10%	Threshold
Local Gas Distribution
Companies

Aggregate Attainment by	15%	50% of	75% of	95% of	75.1% of
Participants of Individual		participant	participant	participant	objectives
Objectives		objectives	objectives	objectives	completed
		completed	completed	completed	at target or
		at target or	at target or	at target or	higher
		higher	higher	higher
____________________

(1)	Represents earnings from continuing operations in fiscal year 2008.

     The table below indicates for the named executive officers the range of payout opportunities for the fiscal year 2008, their target opportunities and the awards paid based on Company and individual performance results:

						% of Maximum
	Opportunity Range	Target Opportunity		AIP Award		Award Opportunity
Yaeger	0-100%	75%	$416,300	98.0%	$545,000	98.0%
Waltermire	0-60%	40%	69,600	49.4%	85,910	82.3%
Neises	0-75%	50%	162,500	75.0%	243,750	100.0%
Darrell	0-60%	40%	80,000	52.0%	104,000	86.7%
Spotanski	0-60%	40%	69,200	47.4%	82,070	79.1%

     After evaluating the CEO’s performance measures, which align with the fiscal year 2008 corporate performance measures described above, the Board approved an award which reflected a discretionary increase for Mr. Yaeger recognizing his leadership in several areas, including the sale of SM&P, the success of the 2008 contract negotiations and record earnings for a 6th straight year. The Board also approved awards for the named executive officers, as detailed in the table above. Mr. Waltermire’s award reflects his contributions to the SM&P sale and his success in several financial initiatives. Mr. Neises’ award reflects his contributions in increasing Laclede Energy Resources’ earnings and maximizing Laclede Gas’ off-system sales revenues for the year. Mr. Darrell’s award reflects his leadership role in the 2008 contract negotiations and in providing legal guidance on several key initiatives. Mr. Spotanski’s award reflects his leadership role and success in implementing several system and process improvements.

Long-term Incentives

Equity Incentive Plan

     The Company provides long-term incentive compensation under the Equity Incentive Plan to further align the interests of executives with shareholders through equity ownership. The Consultant’s comprehensive review of compensation recommended for fiscal year 2008 and beyond a modification to the blend of equity vehicles to provide a more appropriate balance in long-term incentives for aligning executives with the long-term strategy, as well as providing a retention incentive. Therefore, the Committee approved equity grants in 2008 of performance-contingent restricted shares (“PCRS”) representing approximately 75% of the value of long-term incentives and time-vested restricted shares representing approximately 25% of the value of long-term incentives. The time-vested restricted shares are believed to contribute to share ownership and serve as an effective retention approach. The shares granted will vest in three years if the recipient continues employment with the Company. Both the PCRS and time-vested restricted shares are included in the Grants of Plan-Based Awards table in this proxy statement.

     The performance criteria for the PCRS awarded in fiscal year 2008 are average earnings per share growth over the three-year period of fiscal years 2008 – 2010 and dividend growth metrics that are weighted at 70% and 30%, respectively. To further emphasize the focus on building shareholder value, the Committee included a modifier to the award based on a review of the Company’s relative total shareholder return compared to the previously identified comparator group over the three-year performance period. The awards may be subject to forfeiture of up to 50% if relative total shareholder return is in the bottom quartile of the comparator group. In setting the targets for these metrics, the independent members of the Board established measures that are challenging, yet achievable. The targets require specific levels of growth on each metric over the three-year performance period. The performance targets are considered to be confidential and competitive information, particularly to the extent the performance targets relate to company financial data for which the Company does not provide publicly announced guidance.

     The Committee awarded PCRS to 18 executives, including all of the named executive officers, on December 5, 2007, which grant date the Committee delayed until after review by the Company’s independent accountants of the accounting treatment of the new total shareholder return modifier. After careful consideration of the recommendations made by the Consultant, the PCRS awarded in fiscal year 2008 included a high performance level as well as threshold and target levels. The threshold level is 50% of the target level and high performance level is 150% of the target level. During the performance period, participants receive dividends and voting rights for the target number of shares. Determination of performance between threshold and target performance and between target and high performance is based on straight line interpolation, as determined by the Committee. The PCRS will vest upon the Committee’s certification as to performance.

     In November 2005, the Committee granted shares of PCRS for the performance period of FY 2006 - 2008. The vesting of those shares was contingent upon the attainment of earnings per share growth and dividend growth measures over the three-year performance period. In reviewing the Company’s performance over the performance period and in accordance with the terms of the Equity Incentive Plan, the Committee determined the Company’s performance level at the end of the period by averaging the earnings per share for fiscal years 2006 and 2007 and only the continuing operations earnings per share for fiscal year 2008 so as not to include the gain from the sale of SM&P. The Committee certified that the earnings per share growth measure at the target level of $2.26 was met with the Company’s actual average earnings per share over the three year period being $2.43 and the dividend growth measure at the target level of $1.50 per share was met with the Company’s dividend level at the conclusion of the three year performance period being $1.50. Based on this certification, 43,000 shares became vested for 11 participants on November 2, 2008.

     In February 2008, the Committee made a special award to Mr. Yaeger of 15,000 restricted stock units to recognize his contribution to successive years of record financial performance and for retention purposes. Under the terms of the award, the restricted stock units generally vest on December 1, 2011. Prior to vesting, Mr. Yaeger has no voting rights and receives no dividend equivalents on these units.

Incentive Compensation Plan

     Laclede Gas Company offers an Incentive Compensation Plan that was designed to provide a long-term incentive for certain senior executives. The plan provided for the award of share units with two payment features: quarterly dividend equivalent payments and an annual deferred compensation amount based on changes in consolidated retained earnings. The Laclede Gas Incentive Compensation Plan was frozen in 2003. Under the plan, Messrs. Yaeger and Neises are currently the only active employee participants and have 73,465 and 34,750 fully vested share units, respectively. There are also other retired executives receiving benefits under this plan. The dividend equivalents and deferred compensation amounts are reflected in the all other compensation and non-equity incentive plan compensation columns, respectively, of the Summary Compensation Table.

Post-Termination Compensation

     The Company believes it is important to provide officers the payment of benefits in the event of a termination, resignation or retirement after a change in control, particularly since it generally does not enter into employment agreements. As a result, various Company plans include provisions relative to vesting or payments in the event of a termination after a change in control. More details on these various provisions are discussed later in the Potential Payments Upon Termination or Change in Control section.

     The Company’s Management Continuity Protection Plan provides for lump sum severance payments if an officer is terminated for any reason (other than death, disability or for actions involving moral turpitude) within a certain period following a change in control. For more discussion of the details of these plan provisions, see the discussion in Potential Payments Upon Termination or Change in Control below.

Executive Salary Protection Plan

     The executive salary protection plan entitles the designated beneficiaries of a participating executive officer to receive certain payments upon the executive officer’s death. The amount of the payment is determined based upon the annual salary of the executive officer, whether the executive officer was actively employed or retired and the age of the executive officer, all as of the time of the executive officer’s death. If the executive officer dies prior to retirement, his beneficiary receives, payable monthly, an aggregate amount equal to his annual salary at death for the first year following the officer’s death. In each of the nine years following that first year, his beneficiary receives, payable monthly, an aggregate amount equal to ½ his annual salary at death. If the officer dies after retirement, but before age 70, his beneficiary receives, payable in four equal installments, an aggregate amount equal to twice the officer’s annual salary at retirement. If the officer dies after retirement and after age 70, his beneficiary receives, payable in two equal installments, an aggregate amount equal to the officer’s annual salary at retirement. Of the named executive officers, only Messrs. Yaeger and Neises are participants in this plan. The Company provides a life insurance benefit for the other named executive officers in an amount equal to: (i) double their base salary up to a maximum benefit of $500,000 while they are employed by the Company and prior to age 65, (ii) 65% of double their base salary while they are employed on and after age 65 but before age 70, (iii) 50% of double their base salary after retirement but before age 70, and (iv) 25% of double their base salary after age 70. The costs for this coverage are included in the all other compensation column of the Summary Compensation Table.

Deferred Income Plans

     Since 1986, the Company has offered its directors, officers and certain key employees the opportunity to defer income under deferred income plans. More details on the plan are provided in the Nonqualified Deferred Compensation section later in this proxy statement.

Other Company Provided Benefits

     The Company believes retirement, health and welfare benefits serve an important role in the total compensation and benefits package offered to employees to assist in attracting and retaining key talent. The Company, through its subsidiary, Laclede Gas Company, provides both Company-paid and voluntary health and welfare programs. The programs are reviewed periodically pursuant to the Company’s intent to be competitive within the industry in terms of total compensation.

Retirement Plans

     The Company offers its employees defined contribution 401(k) plans that provide Company matches for all employees, including the named executive officers. All of the named executive officers participate in the Laclede Gas Company Salary Deferral Savings Plan.

     Laclede Gas Company provides a qualified defined benefit retirement plan for its employees. Benefit payments under this plan are based upon a participant’s “average final compensation” and years of service. Effective January 1, 2009, the Company froze the years of service component of the formula and introduced a new qualified defined benefit retirement formula derived from cash balance pay credits based on a participant’s age. Laclede Gas Company also provides non-qualified supplemental retirement plan benefits. More details relative to these plans are included in the Pension Benefits and Nonqualified Deferred Compensation sections later in this proxy statement.

     On March 7, 2008, the Company entered into a Supplemental Pension Agreement with Mr. Neises to retain his services. Under the terms of the qualified pension plan described above, Mr. Neises was subject to mandatory retirement if the Board had not requested the extension of his employment. More details on the Agreement are included in the Nonqualified Deferred Compensation section.

Perquisites

     As a matter of business philosophy, the Company provides limited perquisites or personal benefits to executive officers (including the CEO). These limited perquisites include the personal use of a Company automobile, parking at the Company headquarters, spousal travel to industry associations that encourage spousal attendance, club memberships that are used primarily for business purposes, and Company paid annual physical exams.

Internal Revenue Code

     The Committee considers Section 162(m) of the Internal Revenue Code in the design of incentive plans to preserve the corporate tax deductibility of compensation. In some circumstances, however, the Committee recognizes that factors other than tax deductibility should be considered in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Annually, the Committee reviews all compensation programs and payments, including the tax impact on the Company.

     In 2008, the Company approved changes to various nonqualified deferred compensation plans to make them compliant with Section 409A of the Internal Revenue Code. Section 409A requires non-qualified deferred compensation plans to meet certain specific requirements. Failure to meet these requirements results in immediate taxation of certain deferred amounts, as well as an additional tax equal to 20% and an interest penalty.

Accounting Information

     The Company accounts for equity incentive grants under SFAS No. 123(R) and uses the binomial option-pricing model to estimate the fair value of awards of stock options. The fair value of restricted stock awards is estimated using the closing price of the Company’s common stock on the grant date or, for those with the total shareholder return modifier, as valued by a Monte Carlo simulation model that assesses probabilities of various outcomes of market conditions. During fiscal year 2008, the Company did not make any modifications to equity grants that resulted in a re-measurement of expense under the accounting rules.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board (and the Board has approved) that the CD&A be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

COMPENSATION COMMITTEE
Arnold W. Donald, Chairman
Edward L. Glotzbach
William E. Nasser
John P. Stupp, Jr.
MaryAnn Van Lokeren

EXECUTIVE COMPENSATION

     The table that follows presents information about compensation for the Company’s named executive officers for the last fiscal year. During fiscal year 2008,

1.	Mr. Waltermire became Chief Financial Officer of the Company effective October 1, 2007; and

2.	Mr. Spotanski became Senior Vice President – Operations and Marketing of Laclede Gas Company effective October 1, 2007.

     In reading the numbers in the various columns in the table, please note the following:

     Salary – Salary includes amounts earned in the most recent fiscal year. The Board considers adjustments to salaries of officers at its January meeting after the appointment of officers, with any adjustment effective February 1. The amounts in this column also include any amounts of salary that the named executive officer may have deferred under the Laclede Gas Company Salary Deferral Savings Plan and deferred income plans. Salary deferred under the deferred income plans also appears in the “Executive Contributions in Last FY” column of the Nonqualified Deferred Compensation table.

     Stock Awards – The amounts in this column represent amounts calculated using the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” (SFAS No. 123(R)), except that these amounts are exclusive of the estimate of forfeitures for awards of performance contingent restricted stock, time vested restricted stock and restricted stock units in fiscal years 2006, 2007, and 2008.

     Option Awards – Like the Stock Awards column, the amounts in this column represent calculations in accordance with SFAS No. 123(R). These amounts are for option awards made in fiscal years 2003, 2004 and 2005, all of which are now vested. All of the options have exercise prices equal to the closing market price on the respective grant dates.

     Non-Equity Incentive Plan Compensation – This column includes bonuses earned by the named executive officers under the Annual Incentive Plan, as well as deferred compensation amounts earned under the Laclede Gas Incentive Compensation Plan.

     With regard to the Annual Incentive Plan, corporate and individual performance objectives are set annually. At the beginning of each fiscal year, the Board of Directors approves the corporate performance measures to be used for that year and the weightings assigned to each measure. The Board of Directors determines performance targets based on the corporate business and strategic plan for the upcoming fiscal year. After the level of corporate funding has been determined based on achievement of the corporate objectives, the plan formula used to determine an individual’s award is:

AIP Target Opportunity x Individual Performance

     The AIP Target Opportunity is the percentage of the participant’s salary that the award may represent. Furthermore, at the conclusion of each fiscal year, Company management assesses the level of individual performance and provides its recommendations to the Compensation Committee and the independent members of the Board for approval. The metrics for determination of the awards earned in fiscal year 2008 are disclosed in the CD&A. Further details relative to the Plan are in the CD&A.

     With regard to the Laclede Gas Incentive Compensation Plan, share units were awarded that provide for the payment of dividend equivalents and the accrual of annual deferred compensation amounts. The amounts in this column represent the accruals of deferred compensation amounts in 2008. The dividend equivalent payments are in the All Other Compensation column. The plan has been frozen as to new participants and no awards have been made since 2002. Of the named executive officers, only Messrs. Yaeger and Neises have outstanding awards under this plan. Messrs. Yaeger and Neises are now fully vested in their awards of 73,465 and 34,750 share units, respectively. They will forfeit all rights to the share units, however, if their employment ends for any reason other than retirement, death, disability or resignation following a hostile change in control of the Company. Because Messrs. Yaeger and Neises are fully vested, they, and their spouses after their deaths, are entitled to continue receiving dividend equivalent payments for life. The deferred compensation amounts are payable upon retirement in 10 annual installments with interest credited after retirement based on the then current prime rate. These amounts are also included in the “Company Contributions in Last FY” column of the Nonqualified Deferred Compensation Table later in this proxy statement.

     Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the aggregate change in the actuarial present value of the named officers’ accumulated benefit under the Employees’ Retirement Plan of Laclede Gas Company and the Supplemental Retirement Plans, as well as the above market or preferential earnings in fiscal year 2008 on deferrals in the Deferred Income Plans.

Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred	All Other
			Stock	Option	Incentive Plan	Compensation	Compensation
Name	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)	(4)	Total
Yaeger	2008	$ 591,667	$ 612,562	$ 72,527	$ 699,277	$ 808,604	$ 230,701	$ 3,015,338
Chairman of the Board,	2007	546,667	321,416	143,987	403,180	754,910	184,792	2,354,952
President & CEO

Waltermire	2008	215,667	126,859	11,138	85,910	104,865	39,646	584,085
Chief Financial Officer

Neises	2008	338,333	267,813	27,198	316,725	334,051	105,219	1,389,339
Executive Vice President,	2007	321,100	107,139	53,995	217,885	414,941	88,218	1,203,278
Laclede Gas

Darrell	2008	240,000	149,285	10,101	104,000	55,307	44,321	603,014
General Counsel

Spotanski	2008	215,667	126,859	10,879	82,070	144,433	41,137	621,045
Sr. Vice President of
Operations & Marketing,
Laclede Gas
____________________

(1)	See Note 1, Summary of Significant Accounting Policies, Stock-Based Compensation, of the consolidated financial statements in the Company’s annual reports on Form 10-K for each of the years ended September 30, 2005 – 2008 for discussions regarding the manner in which the fair value of these awards are calculated, including assumptions used.

(2)	In fiscal year 2008, the named executives earned awards under the Annual Incentive Plan and accrued deferred compensation amounts under the Laclede Gas Company Incentive Compensation Plan as follows:

		Incentive Compensation
		Plan – Deferred
	Annual Incentive Plan	Compensation
	Award Earned	Amounts Accrued	Total
Yaeger	$545,000	$154,277	$699,277
Waltermire	85,910	-	85,910
Neises	243,750	72,975	316,725
Darrell	104,000	-	104,000
Spotanski	82,070	-	82,070

(3)	The amount shown in Increase in Pension Value for Mr. Neises includes the benefit under his Supplemental Pension Agreement included in the Pension Benefits Table and the amounts shown below in the “Above-Market Interest” column also appear in the “Aggregate Earnings in Last FY” column of the Nonqualified Deferred Compensation table.

	Increase in Pension Value	Above-Market Interest	Total
Yaeger	$794,752	$13,852	$808,604
Waltermire	104,865	-	104,865
Neises	297,810	36,241	334,051
Darrell	54,702	605	55,307
Spotanski	142,687	1,746	144,433

(4)	The table below provides details on the amounts included in this column:

		Dividend Equivalents under	Dividends on
		Laclede Gas Incentive	Restricted Stock
	401(k) Match	Compensation Plan	Awards	Perquisites	Total
Yaeger	$6,236	$110,198	$78,000	$36,267	$230,701
Waltermire	9,151	-	18,750	11,745	39,646
Neises	7,395	52,125	30,000	15,699	105,219
Darrell	9,124	-	21,750	13,447	44,321
Spotanski	9,153	-	18,750	13,234	41,137

Perquisites include personal use of sports boxes, Company automobiles, and club memberships not used wholly for business purposes; life insurance premiums, physical exams, parking, and spousal travel. Values for perquisites are based on aggregate incremental costs to the Company and its subsidiaries.

Grants of Plan-Based Awards

     The plans under which grants in the table below were made are generally described in the Compensation Discussion and Analysis in the Annual Incentive Plan and Equity Incentive Plan sections. Under the Annual Incentive Plan, grants of potential awards are typically made in November with the determinations of earned award amounts made in the following October based upon individual and corporate performance in the most recently completed fiscal year. Equity awards are generally considered for award in October each year, with the grant date being the fourth business day after the earnings release for the fiscal year is issued. In fiscal year 2008, the equity awards on December 5, 2007 under the Equity Incentive Plan were delayed while accounting issues relative to new features in the awards were reviewed with the Company’s independent accountant and its audit committee. The grant date in fiscal year 2008 was the fourth business day after the filing of the Company’s annual report on Form 10-K. Under the Equity Incentive Plan, performance awards, stock options, restricted stock grants, and restricted stock units may be awarded.

Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)
									All Other
									Stock
	Grant	Action					(In Shares)		Awards	Grant Date
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)	Fair Value
Yaeger	10/26/07	10/26/07	$277,500	$416,300	$555,000
	12/5/07	11/29/07				8,250	16,500	24,750	5,500	$914,128
	2/14/08	2/13/08							15,000	427,350
Waltermire	10/26/07	10/26/07	34,800	69,600	104,400
	12/5/07	11/29/07				2,500	5,000	7,500	1,500	271,300
Neises	10/26/07	10/26/07	81,300	162,500	243,800
	12/5/07	11/29/07				5,000	10,000	15,000	-	498,850
Darrell	10/26/07	10/26/07	40,000	80,000	120,000
	12/5/07	11/29/07				2,500	5,000	7,500	1,500	271,300
Spotanski	10/26/07	10/26/07	34,600	69,200	103,800
	12/5/07	11/29/07				2,500	5,000	7,500	1,500	271,300
____________________

(1)	This column shows amounts earned based upon performance in fiscal year 2008 and paid in fiscal year 2009, which are also included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and were based on the metrics described in the Compensation Discussion and Analysis.

(2)	These columns show the range of payouts for the performance-contingent restricted stock granted in fiscal year 2008. The dollar amounts recognized by the Company for these awards are shown in the Stock Awards column in the Summary Compensation Table with the valuation calculated using the assumptions referenced in footnote 1 to that table.

(3)	This column shows the number of shares of restricted stock granted in fiscal year 2008 as to which the restrictions will lapse on December 5, 2010. For Mr. Yaeger it also includes 15,000 restricted stock units awarded to him on February 14, 2008 that will vest on December 1, 2011.

     In December 2007 awards were made to all of the named executive officers. These awards included performance-contingent restricted shares (“PCRS”), which are restricted shares that vest upon the attainment of multi-year performance results. Under the terms of the awards, these shares may vest if certain corporate performance metrics for the 2008 – 2010 fiscal year performance period are met or exceeded. The performance criteria for the PCRS awarded in fiscal year 2008 are earnings per share over a three-year period and dividend growth metrics that are weighted at 70% and 30%, respectively, subject to reduction by up to 50% if the Company’s total shareholder return is in the bottom quartile as compared to the comparator group described in the CD&A. If the performance contingency is not satisfied for the fiscal years 2008-2010 performance period, the shares will be forfeited. At the conclusion of the performance cycle, payouts can range from 0% to 150% of target. If the performance criteria are met after the performance cycle and the PCRS have vested, executives are expected to retain the shares, except for the payment of taxes on such shares, for an additional three-year period. In the event of a change in control, vesting will accelerate at the target level on a pro rata basis if the shares have not already been forfeited and the successor does not assume the award or provide a comparable award, provided that the assumed or replacement award must provide that the vesting will be accelerated if the participant is terminated without cause within 24 months of the change in control. If a participant leaves the Company due to death, disability or retirement, the participant’s shares may vest on a pro rata basis if the performance metrics are met. Prior to vesting, participants are entitled to receive the dividends payable on and to vote the shares at the target level. More details on these awards are included in the CD&A.

     In addition to the PCRS, the named executive officers were also awarded time-vested restricted stock on December 5, 2007. The restrictions will lapse as to these shares on December 5, 2010. Prior to vesting, participants are entitled to receive the dividends payable on and to vote the shares. If the executive is terminated without cause within two years after a change in control, the executive will become vested in the restricted shares at that time. If the executive leaves the Company’s employment prior to the vesting date due to mandatory retirement, the executive will vest pro rata in the restricted shares on the mandatory retirement date. More details on these awards are included in the CD&A.

     The restricted stock units awarded to Mr. Yaeger on February 14, 2008 were also awarded under the Equity Incentive Plan. These units will vest and become payable in shares on December 1, 2011 so long as he is still employed on that date. If he leaves the Company for any reason other than termination without cause by the Company, he forfeits all of the units. If the Company terminates him without cause, he becomes vested in the units at that time. There is no acceleration due to a change in control. Also, upon vesting, he must retain the shares for at least 12 months.

Outstanding Equity Awards Table

	OPTION AWARDS					STOCK AWARDS
									Equity	Equity
									Incentive	Incentive
								Market	Plan Awards:	Plan Awards:
			Number of				Number	Value of	No. of	Market or
		Number of	Securities				of Shares	Shares or	Unearned	Payout Value
		Securities	Underlying				or Units of	Units of	Shares, Units	of Unearned
		Underlying	Unexercised			Stock	Stock that	Stock that	or Other	Shares, Units
	Option	Unexercised	Options	Option	Option	Award	have not	have not	Rights That	or Other Rights
	Grant	Options	Unexercisable	Exercise	Expiration	Grant	Vested	Vested	Have Not	That Have Not
Name	Date	Exercisable	(1)	Price	Date	Date	(2)	(3)	Vested(4)	Vested(3)
Yaeger	2/5/03	10,000	-	$23.27	2/5/13	11/2/05			15,000	$727,350
	11/5/03	40,000	-	28.85	11/5/13	11/2/06			15,000	727,350
	11/3/04	30,000	10,000	30.95	11/3/14	12/5/07	5,500	$266,695	16,500	800,085
						2/14/08	15,000	727,350
Waltermire	11/5/03	8,000	-	28.85	11/5/13	11/2/05			3,000	145,470
	11/3/04	4,500	1,500	30.95	11/3/14	11/2/06			3,000	145,470
						12/5/07	1,500	72,735	5,000	242,450
Neises	11/5/03	3,750	-	28.85	11/5/13	11/2/05			5,000	242,450
	11/3/04	3,750	3,750	30.95	11/3/14	11/2/06			5,000	242,450
						12/5/07			10,000	484,900
Darrell	11/3/04	1,500	1,500	30.95	11/3/14	11/2/05			4,000	193,960
						11/2/06			4,000	193,960
						12/5/07	1,500	72,735	5,000	242,450
Spotanski	11/5/03	6,000	-	28.85	11/5/13	11/2/05			3,000	145,470
	11/3/04	4,500	1,500	30.95	11/3/14	11/2/06			3,000	145,470
						12/5/07	1,500	72,735	5,000	242,450
____________________

(1)	Options vested on November 4, 2008.

(2)	Vesting dates for these awards are provided below:

Grant Date	Vesting Date
12/5/07	12/5/10
2/14/08	12/1/11

(3)	The dollar amounts in these columns reflect the value calculated using the closing price of the Company stock on September 30, 2008 ($48.49).

(4)	Vesting dates, performance periods and levels of awards, assuming performance metrics are met, are provided below:

	Performance
Grant Date	Period	Vesting Date	Name	Threshold	Target	Maximum
11/2/05	10/1/05 –	11/2/08	Yaeger	7,500	15,000	N/A
	9/30/08		Waltermire	1,500	3,000	N/A
			Neises	2,500	5,000	N/A
			Darrell	2,000	4,000	N/A
			Spotanski	1,500	3,000	N/A
11/2/06	10/1/06 –	Date in FY 2010 of	Yaeger	7,500	15,000	N/A
	9/30/09	certification	Waltermire	1,500	3,000	N/A
		performance	Neises	2,500	5,000	N/A
		metrics met	Darrell	2,000	4,000	N/A
			Spotanski	1,500	3,000	N/A
12/5/07	10/1/07 –	Date in FY 2011 of	Yaeger	8,250	16,500	24,750
	9/30/10	certification	Waltermire	2,500	5,000	7,500
		performance	Neises	5,000	10,000	15,000
		metrics met	Darrell	2,500	5,000	7,500
			Spotanski	2,500	5,000	7,500

Option Exercises and Stock Vested in Fiscal 2008 Table

	Option Awards		Stock Awards
	No. of Shares Acquired	Value Realized on	No. of Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting
Yaeger	10,000	$152,300	-	-
Waltermire	3,000	49,296	-	-
Neises	2,850	61,931	-	-
Darrell	3,000	28,508	-	-
Spotanski	6,000	101,695	-	-

Pension Plan Compensation

     Laclede Gas Company maintains the Employees’ Retirement Plan of Laclede Gas Company, a tax-qualified defined benefit plan that provides monthly retirement benefits to eligible employees, including the named executive officers. The Internal Revenue Code generally places a limit on the amount of the annual pension that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. Since 1977, Laclede Gas has maintained the Supplemental Retirement Plan, a nonqualified plan that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the limits on the qualified plan. Please note the following relating to the benefits shown in the table below:

  The Supplemental Retirement Plan is unfunded and subject to forfeiture in the event of bankruptcy.

  The years of credited service in the table are the same as the executives’ years of actual service.

  While normal retirement age under each of the retirement plans is age 65, participants may retire at age 60 with 10 or more years of service without reduction for early retirement. Thus, as directed by the Securities and Exchange Commission, we assumed retirement at age 60 in calculating the benefits for all the executives except Mr. Neises, who is over age 60 and for whom we used his actual age. Benefits for participants who retire between age 55 and age 60 with 10 or more years of service are reduced by 1.4% per year for each year below age 60.

  Executives at the Company are subject to mandatory retirement at age 65 unless the Board of Directors asks them to continue working past that age, as it did with Mr. Neises.

  The compensation used to determine benefits under the qualified plan and the Supplemental Retirement Plan include the amounts in the Salary column and the amount attributable to payments under the Annual Incentive Plan in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

  The pension benefits in the table below were calculated using the June 30, 2008 measurement date;

    the same assumptions as described in Note 2, Pension Plans and Other Postretirement Benefits, of the consolidated financial statements in the Company’s annual report for the year ended September 30, 2008, except we used retirement at the greater of 60 or the executive’s actual age as noted above and, as required, we did not use an income growth assumption nor any forfeiture assumption;

  the greater of

    years of service, multiplied by the sum of 1.7% of Social Security covered compensation (a 35-year average of Social Security maximum bases) plus 2.0% of the highest average normal compensation during a 36-month period in the 10 years prior to the June 30 measurement date in excess of Social Security covered compensation; and

    the highest average normal compensation during a 36-month period in the 10 years prior to June 30 measurement date, multiplied by (i) years of service and (ii) the benefit factor of 2.1% , less the executive’s estimated Social Security benefit multiplied by 1.25% for each year of service up to a maximum of 40 years;

  the assumption of a 90% probability that the participant elects a lump sum equivalent of the monthly annuity amount described above.
  Currently, Mr. Darrell is not vested in his benefits under these plans.

Pension Benefits Table

			Present
		No. of Years	Value of	Payments
		Credited	Accumulated	During Last
Name (1)	Plan Name	Service	Benefit	Year
Yaeger	Laclede Gas Company Employees’ Retirement Plan	17.58	$ 992,800	-
	Supplemental Retirement Plan	17.58	3,083,731	-
Waltermire	Laclede Gas Company Employees’ Retirement Plan	18.42	541,520	-
	Supplemental Retirement Plan	18.42	13,629	-
Neises	Laclede Gas Company Employees’ Retirement Plan	24.58	1,180,585	-
	Supplemental Retirement Plan	24.58	1,651,219	-
Darrell	Laclede Gas Company Employees’ Retirement Plan	4.17	130,954	-
	Supplemental Retirement Plan	4.17	20,183	-
Spotanski	Laclede Gas Company Employees’ Retirement Plan	26.50	688,330	-
	Supplemental Retirement Plan	26.50	73,257	-
____________________

(1)	Mr. Yaeger is currently eligible for early retirement benefits because he has reached age 55 and has 10 or more years of service. Under the plans, his early retirement benefit would be in an amount equal to his accrued benefit but reduced by .12% for each month by which his retirement date precedes his 60th birthday. Mr. Neises is currently eligible for normal retirement benefits.

Nonqualified Deferred Compensation

     The amounts in the table below include contributions by the executive and earnings on those contributions under the Laclede Gas Company Deferred Income Plan II, which covers deferrals through December 31, 2004, and The Laclede Group Deferred Income Plan, which covers deferrals on and after January 1, 2005. For Messrs. Yaeger and Neises, the amounts relative to these plans are in the first line. The Deferred Income Plan II:

  allows executives to defer up to 15% of salary and directors to defer up to 100% of fees and retainers,

  provides earnings on the deferrals based on Moody’s corporate bond average rate plus a percentage ranging from 1% to 3%, which percentage varies depending on the age of the participant at the beginning of that plan year, provides for death and disability income benefits that are payable in annual installments over a 15-year period following termination of employment due to total disability or death,

  provides retirement income benefits under the plan payable in annual installments over a 15-year period, but the payments continue for the life of the participant if the participant retires at age 65 or later for employees or age 70 or later in the case of directors, provides for a lump sum payment to the participant in the event of termination within two years following a change in control. The lump sum payment will be equal to the greater of (i) the present value of the deferral account balance projected under the minimum retirement income formula through age 65 or (ii) the actual deferral account accumulated through the termination date.

     The Laclede Group Deferred Income Plan provides similar benefits, except that the retirement benefits in all circumstances are payable in 15 annual installments and benefits payable in the event of death or disability are payable in a lump sum. However, in 2008 participants were offered a one-time opportunity under the transitional relief issued by the IRS under Section 409A to elect a lump sum payment alternative for retirement benefits.

     For Messrs. Yaeger and Neises, the second line represents the deferred compensation amounts accrued in the last fiscal year on the share units awarded to them under the Laclede Gas Company Incentive Compensation Plan as well as the aggregate deferred compensation amounts at fiscal year end that they have accrued under the plan. A Laclede Gas Company Incentive Compensation Plan II has been adopted to cover those units that were not yet vested at December 31, 2004. It provides similar benefits, but has added the necessary provisions relative to payouts and elections to comply with 409A.

     On March 7, 2008, Laclede Gas Company entered into a Supplemental Pension Agreement with Mr. Neises that triggers payment upon his death, disability or retirement. The amount of the payment will be in an amount equal to: the sum of his benefit under the pension plan and the Supplemental Retirement Plans as of his mandatory retirement date of November 1, 2005, plus the incremental difference between that amount and the amount he would have received under the plans on November 1, 2007 – the first date to which his mandatory retirement date was extended by the board, plus the incremental difference between the immediately preceding amount and the benefit calculated as of his death, disability or retirement; all offset by the actual benefit payable to him under the plans under the terms of the plans on the date of his death, disability or retirement. The amount of benefit that he accrued under this agreement in fiscal year 2008 is in his third line of the table.

Nonqualified Deferred Compensation Table

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate Balance at Last
Name	Last FY(1)	Last FY(2)	Last FY(3)	Distributions	FYE
Yaeger	$77,438	-	$ 42,599	-	$ 572,743
	-	$154,277	-	-	437,549
Waltermire	-	-	-	-	-
Neises	-	-	96,601	-	1,131,148
	-	72,975	-	-	205,755
	-	-	375,332	-	375,332
Darrell	8,250	-	2,139	-	32,801
Spotanski	23,250	-	6,098	-	92,454
____________________

(1)	The amounts in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The amounts in this column are also included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for Messrs. Yaeger and Neises.

(3)	The amounts attributable to above market interest on non-qualified deferred compensation in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table and identified in footnote 4 to that table are also included in this column.

Potential Payments Upon Termination or Change in Control

     The following discussion describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment if such termination were to occur on September 30, 2008 and using the closing price of $48.49 per share of the Company’s stock on the New York Stock Exchange on September 28, 2008, the last trading day of the fiscal year. The discussion does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

     The distributions of plan balances under the Company’s deferred income plans are discussed in the Nonqualified Deferred Compensation section of this proxy statement and the payments under the Incentive Compensation Plan are discussed in the narrative to the Summary Compensation Table in this proxy statement.

Management Continuity Protection Plan

     The Management Continuity Protection Plan, adopted in 1991, provides for the payment of benefits to officers in the event of termination, resignation or retirement after a change in control. Some key terms are listed below.

1.	Change in control is defined in the plan as when someone acquires more than 50% of the voting power of securities of The Laclede Group or if someone acquires between 30% and 50% of the voting power and the Board determines that a de facto change in control has occurred.

2.	The plan does not provide benefit payment to those participants who have reached normal retirement age of 65, such as Mr. Neises. Further, the plan limits the amount of the benefit payable to an amount equal to the participant’s average monthly compensation for the five-year period immediately preceding the cessation of employment multiplied by the number of months until the date the participant would reach normal retirement age of 65.

3.	No benefits are payable if the officer is terminated for cause, with cause defined as irreversible incapacity or disability for six months that renders the officer unable to perform the services for which he was employed, any conduct in the performance of duties that involves moral turpitude, or death.

4.	To the extent that any payment under the plan would trigger an adverse tax consequence under Section 280G or 4999 of the Internal Revenue Code or an excise tax by the participant, the officer does not receive any gross-up payment, and the amount of the benefit is reduced to the extent necessary to avoid such adverse tax consequence.

     If, after a change in control, a participant is terminated other than for cause, resigns or retires within 54 months in the case of the President and any Executive Vice President, or within 42 months in the case of all other officers, then the participant is entitled to a lump-sum payment of an amount equal to the average annual compensation paid to the participant for the five-year period immediately preceding cessation of employment multiplied by 2.99 for the President or an Executive Vice President, or 2.00 for the other officers. Payments to the named executive officers under this plan must be delayed for six months upon termination to comply with the requirements of Internal Revenue Code Section 409A. The amount of the benefit is reduced for each month the participant remains employed by the company starting with the seventh month after the change in control. The amount of the reduction is 1/48 per month for the President or an Executive Vice President and 1/36 for all other officers. The plan further limits benefits payable when the participant is at or near normal retirement age under the Laclede Gas defined benefit pension plan since the participant will then be eligible to receive his or her full benefits under that plan. The potential payments to the named executive officers under the plan are as follows assuming a change in control and termination other than for cause on September 30, 2008:

Yaeger	$2,608,795
Waltermire	372,587
Neises	-
Darrell	466,273
Spotanski	342,220

Equity Incentive Plan

     Under the Company’s Equity Incentive Plan, participants, including the named executive officers, have received awards of nonqualified stock options, performance-contingent restricted stock, restricted stock and restricted stock units. The participant’s termination of employment or a change in control of the Company may cause certain events to occur under the awards. Some key terms are defined by the plan:

Change in control:

  One or more persons acquiring 30% or more of the voting power of the Company’s outstanding securities;

  Replacement of a majority of the board by individuals whose nominations were not approved by a majority of the board; or

  Shareholder approval of a reorganization, merger or consolidation that results in the Company’s shareholders no longer owning more than 50% of the voting power of the surviving entity’s outstanding securities.

Termination for cause: Termination of the participant’s employment with the Company or any of its subsidiaries upon:

  Willful and continued failure of the participant to perform substantially the duties of employment assigned by the Company (other than failure resulting from incapacity due to physical or mental illness) after the Company has given a demand of substantial performance that identifies the manner in which it believes that the participant has not substantially performed such duties; or

  Willful engagement by the participant in misconduct that is materially injurious to the Company.

     The participant’s actions or omissions will be considered willful if done in bad faith or without reasonable belief that the actions or omissions were in the best interests of the Company and its subsidiaries. Any action or omission based upon authority in a board resolution, instructions from the CEO or other senior officer, or advice of Company counsel is conclusively presumed to be done or omitted in good faith and in the best interests of the Company.

Nonqualified stock options

     Under the terms of the awarded options, if within two years of a change in control the participant’s employment is terminated without cause, any non-vested options immediately vest upon the termination date. The table below shows the spread value of the acceleration of the vesting of options ($48.49 minus the option exercise price multiplied by the number of shares for which vesting is accelerated) upon termination without cause after a change in control assuming a change in control and termination without cause on September 30, 2008:

Yaeger	$175,400
Waltermire	26,310
Neises	65,775
Darrell	26,310
Spotanski	26,310

     Any non-vested options will expire upon the participant’s termination of employment for any reason other than without cause after a change in control. However, the non-vested options of a participant who retires due to the mandatory retirement provisions of the qualified pension plan will continue to vest in accordance with the vesting schedule for the options for the next 33 months and will fully vest on the first day of the 34th month after the participant’s mandatory retirement date. Mr. Neises is subject to an extended mandatory retirement and the $65,775 amount represents the potential value of the unvested and accelerated nonqualified stock options that may vest under this provision at the 34th month following retirement. Also, if the participant dies after his mandatory retirement date but before the 34th month following such retirement, all non-vested options shall terminate and all vested options are exercisable by the participant’s estate or permitted transferee for 180 days following the participant’s death but not beyond the 10th anniversary of the grant date.

     With regard to vested options in circumstances other than termination after a change in control without cause, the vested options will expire upon the earlier to occur of:

  The date the participant voluntarily quits employment, other than by retirement or disability;

  Termination by the Company for cause;

  90 days after the date the participant’s employment is terminated for disability or any reason other than voluntary termination, cause, death or retirement;

  18 months after the date the participant’s employment ceases due to death;

  Three years after the date of the participant’s retirement;

  The date the participant violates the provision regarding protection of confidential Company information and non-solicitation of Company employees; and

  The 10th anniversary of the grant date.

Performance-contingent restricted stock (PCRS)

     These shares generally provide for vesting on the third anniversary of the grant date that falls after the end of the performance period, and only to the extent that the Compensation Committee determines that the performance contingency has been met or exceeded. A participant forfeits all non-vested shares upon the participant’s termination of employment for cause.

     If during the performance period a participant dies or leaves the Company due to retirement or disability, the participant remains eligible to earn a prorated award based on the number of full months as a participant during the performance period, as the administrator may determine, if the performance contingency is satisfied.

     Under the awards granted in fiscal years 2006 and 2007, if a participant’s employment is terminated by the Company within two years of a change in control without cause, the awards are deemed earned at target and the shares become vested in such number as determined by multiplying the total shares in the award by a fraction the numerator of which is the number of months in the performance period to the date of the change in control and the denominator of which is the total number of months in the performance period. Under the awards granted in fiscal year 2008, a change in control triggers a benefit at target as calculated above if the award is not assumed or replaced with a comparable award by the successor or surviving entity. If the successor or surviving entity does assume or replace the award, the award will trigger vesting at target if the participant is involuntarily terminated without cause within two years of the change in control. Assuming on September 30, 2008 there is a change in control and (i) in the case of the awards in 2006 and 2007, termination without cause or (ii) in the case of the awards in 2008, the successor does not assume or replace the award, the amounts in the first column represent the value of the vesting of the awards at the target level of performance pro-rated for the portion of the applicable performance period that has been completed. The same amounts would be payable in the event of a participant’s death, retirement or termination of employment due to disability if the target level of performance is achieved. The second column assumes, in the case of the awards in 2008, vesting at target in the event of a change in control on September 30, 2008 without assumption of the awards by the successor.

	Vesting with
	pro-ration for	Vesting without
	performance period	pro-ration
Yaeger	$1,478,945	$2,254,785
Waltermire	323,267	533,390
Neises	646,533	969,800
Darrell	404,083	630,370
Spotanski	323,267	533,390

Restricted stock

     These shares generally provide for vesting on the third anniversary of the grant date. A participant forfeits all non-vested shares upon the participant’s termination of employment for any reason prior to vesting, other than as a result of a change in control.

     If a participant’s employment is terminated by the Company without cause within two years of a change in control, the shares become vested on the earlier of the vesting date or the date of the change in control. Assuming a change in control and termination without cause on September 30, 2008, the table below indicates the total value of shares of restricted stock. Mr. Neises has none of these restricted shares.

Yaeger	$266,695
Waltermire	72,735
Neises	-
Darrell	72,735
Spotanski	72,735

Restricted stock units

     In February 2008, Mr. Yaeger received an award of restricted stock units. Under the terms of the award, the restricted stock units generally vest on December 1, 2011. The restrictions do not lapse solely upon a change in control. If his employment is terminated by the Company without cause prior to the vesting date, the restrictions lapse upon the date of such termination. Assuming Mr. Yaeger’s termination without cause on September 30, 2008, the value of the restricted stock units is $727,350.

Annual Incentive Plan

     Annual incentive awards under the Annual Incentive Plan are deemed earned on a pro rata basis at target upon a change in control. The Grants of Plan Based Awards Table discloses the target level for the named executive officers under this plan. The plan defines change in control as:

  One or more persons acquiring 20% or more of the voting power of the Company’s outstanding securities;

  Replacement of a majority of the board by individuals whose nominations were not approved by a majority of the board; or

  Consummation of a reorganization, merger or consolidation that results in the Company’s shareholders no longer owning more than 50% of the voting power of the surviving entity’s outstanding securities.

     If a participant’s employment ceases due to termination other than for cause or by death, disability or retirement, the participant is eligible to earn an award on a pro rata basis based upon Company performance and the participant’s achievement of individual metrics. The following table shows the range of threshold to target amounts that could be payable upon termination other than for cause or upon retirement, death or disability assuming a termination without cause on September 30, 2008:

Yaeger	$277,500	-	$416,250
Waltermire	34,800	-	69,600
Neises	81,250	-	162,500
Darrell	40,000	-	80,000
Spotanski	34,600	-	69,200

     Termination for cause under the Annual Incentive Plan has the same meaning as in the Equity Incentive Plan.

Deferred Income Plans

     Under the terms of the deferred income plans, if a participant’s employment is terminated within two years of a change in control, the participant will receive a lump sum payment equal to the greater of (i) the present value of the account balance projected under the minimum retirement income formula through age 65, or (ii) the actual account balance accumulated through the termination date. Since Mr. Neises is past age 65, he would receive his current account balance for any termination. Mr. Waltermire is currently not a participant in the plans.

	Present
	Value
	Projected	Actual
	Through	Account
	Age 65	Balance
Yaeger	$571,757	$572,743
Waltermire	-	-
Neises	-	1,131,148
Darrell	34,583	32,801
Spotanski	95,686	92,454

OTHER MATTERS

Equity Compensation Plan Information

     The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2008 – the Equity Incentive Plan and the Restricted Stock Plan for Non-Employee Directors, both of which are described in more detail in the Executive Compensation section of this proxy statement.

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders (1)	415,850	$30.84	986,200
Equity compensation plans not approved
by security holders	-	-	-
Total	415,850	$30.84	986,200
____________________

(1)	Included in column (c) are 16,550 shares remaining available for awards under the Restricted Stock Plan and 969,650 shares remaining available for awards under the Equity Incentive Plan. Shares for the Restricted Stock Plan awards are not original issue shares but are purchased by the Plan’s trustee in the open market.

Delivery of Proxy Materials and Annual Report

     Only one proxy statement, proxy card and annual report for 2008 are being delivered by the Company to multiple shareholders sharing an address, unless the Company receives contrary instructions. The Company will deliver, promptly upon written or oral request, a separate copy of this proxy statement and accompanying materials to shareholders at a shared address to which a single copy was delivered.

     A shareholder who wishes to receive a separate copy of this proxy statement, proxy card or the annual report for 2009, now or in the future, or shareholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request to Investor Services at 314-342-0873, or Investor Services, The Laclede Group, Inc., 720 Olive Street, St. Louis, Missouri 63101.

Requirements, including deadlines, for submission of proxy proposals, nomination of directors and other business of shareholders

     Under the rules of the Securities and Exchange Commission, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2010 must be received by the corporate secretary of The Laclede Group at its principal office at 720 Olive Street, St. Louis, Missouri 63101 by August 21, 2009.

     Also, the procedures to be used by shareholders to recommend nominees to the Corporate Governance Committee are outlined on page 11 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2010, notice must be received by the corporate secretary at the Company’s principal executive offices no later than November 29, 2009 and not before October 30, 2009 (not less than 60 days nor more than 90 days, respectively, prior to January 28, 2010). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

     The Chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the bylaws of The Laclede Group.

Proxy solicitation

     We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired Morrow & Co. to assist us in the solicitation of proxies for a fee of $7,000, plus expenses for those services.

Appendix A

RESTRICTED STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS
As Amended and Effective January 29, 2009

Article I. General Provisions.

Section 1. Purposes. The 2002 Restricted Stock Plan for Non-Employee Directors (the “Plan”) is designed to retain and attract Non-Employee Directors and to solidify the common interest of Directors and shareholders in enhancing the value of the Company’s Shares.

Section 2. Definitions. Except where the context otherwise indicates, the following definitions apply:

“Annual Meeting” means the Annual Meeting of Shareholders of The Laclede Group, Inc.

“Board” means the Board of Directors of the Company.

“Company” means The Laclede Group, Inc., a Missouri corporation, and any successor that assumes the Plan.

“Current Vested Non-Employee Director” means a Non-Employee Director who, as of November 1, 2002, is vested under the Retirement Plan for Non-Employee Directors.

“Current Non-Vested Non-Employee Director” means a Non-Employee Director who, as of November 1, 2002, is not vested under the Retirement Plan for Non-Employee Directors.

“Director” means a member of the Board.

“Employee Director” means a member of the Board who is employed by, or was formerly employed by, the Company or any of its subsidiaries.

“Fair Market Value” means the average of the highest and lowest sales prices of the Company’s shares on the effective date of a Grant (or, if Shares were not traded on such day, the next preceding day on which Shares were traded) as reported in The Wall Street Journal under the heading “New York Stock Exchange Composite Transactions” or any similar or successor heading.

“Grant” means the instruction to the Trustee by the Company pursuant to Article III, Section 4 for the purchase of Shares for the account of a Participant under the Plan.

“Granted to” means the act by which the Company instructs the Trustee to purchase the Shares for the account of a Non-Employee Director pursuant to this Plan.

“New Non-Employee Director” means a Non-Employee Director, other than a Current Vested Non-Employee Director, elected at or after the Annual Meeting in January 2003 or any adjournment thereof to a term as Non-Employee Director.

“Non-Employee Director” means a member of the Board who is not and never has been employed by the Company or any of its subsidiaries.

“Participant” means a Non-Employee Director.

“Shares” means shares of common stock of the Company and any related securities including, without limitation, related preferred stock purchase rights.

“Trustee” means UMB Bank, National Association.

Section 3. Shares Available For Grants. There shall be 150,000 Shares available for Grants under this Plan and the Shares shall be purchased on the open market by the Trustee and held in trust by the Trustee for the account of each of the Participants in the Plan until vested. All Shares to be held in trust under this Plan shall be held by the Trustee pursuant to a trust agreement between the Company and the Trustee, as amended from time to time.

Article II. Grants of Shares.

Section 1. New Non-Employee Directors and Current Non-Vested Non-Employee Director. Effective on the date that he or she commences to serve as a New Non-Employee Director, a Grant of 800 Shares shall be made for the account of such New Non-Employee Director.

Section 2. Additional Grants. Effective on the date of each Annual Meeting following the initial Grant of Shares to a Non-Employee Director pursuant to this Article II, an additional Grant of (a) 1,450 Shares shall be made in the name of each Current Vested Non-Employee Director continuing to serve as a Non-Employee Director; and (b) 1,600 Shares shall be made in the name of each New Non-Employee Director and the Current Non-Vested Non-Employee Director continuing to serve as a Non-Employee Director; in each case for service rendered during the year preceding each such Annual Meeting.

Article III. Terms and Conditions of Grants of Shares.

Section 1. Dividend and Voting Rights. As soon as practicable after the Trustee’s receipt thereof, the Trustee shall pay to each Participant in the Plan the applicable cash dividends declared and paid on the Shares held by the Trustee for the account of such Participant in the Plan. In addition, each Participant shall be entitled to vote the Shares held by the Trustee for the account of that Participant in the Plan.

Notwithstanding any provision of this Plan, neither this Plan nor any Grant of Shares hereunder shall impose on the Company any obligation to declare and pay dividends on the Shares.

Section 2. Vesting of Shares. Shares will vest (or be forfeited) depending upon the Participant’s age entering the Plan, and the duration of the Participant’s service as a Non-Employee Director, as specified in the Share Vesting Schedule hereinafter set forth, or sooner, to the extent provided in the final unnumbered paragraph of this Section 2 of Article III and in Article IV:

Age Entering Plan	Share Vesting Schedule
Under 60	No shares vest prior to 65th birthday. If service ends before 65th birthday, Participant forfeits all rights to any Shares.

If service continues after 65th birthday but ends before 70th birthday, ½ of the previously unvested accumulated Shares vest at 65th birthday, and at each succeeding Annual Meeting held on or after Participant’s 65th birthday, ½ of each annual Grant of Shares shall be vested.

If service continues on or after 70th birthday, all previously accumulated unvested Shares vest on Participant’s 70th birthday. Annually thereafter at each succeeding Annual Meeting, all of each annual Grant of Shares shall be vested for each year of continued service beyond 70th birthday.

60-64	No Shares vest prior to fifth anniversary date of entry into the Plan. If service ends before the Annual Meeting date immediately following the Participant’s fifth anniversary of entry into the Plan, the Participant forfeits all rights to receive any Shares.

If service continues at least until the Annual Meeting date immediately following the Participant’s fifth anniversary of entry into the Plan, ½ of the previously accumulated Shares vest on such Annual Meeting date and at each succeeding Annual Meeting thereafter, ½ of each annual Grant of Shares shall be vested.

If service continues on or after 70th birthday, all previously accumulated unvested Shares vest on 70th birthday. Annually thereafter at each succeeding Annual Meeting, all of each annual Grant of Shares shall be vested for each year of continued service beyond age 70.

65-69	No Shares vest prior to second anniversary date of entry into the Plan. If service ends before such second anniversary date, the Participant forfeits all rights to receive any Shares.

If service continues until the Annual Meeting date immediately following the second anniversary of entry into the Plan, ½ of the previously accumulated Shares vest on such Annual Meeting date. At each succeeding Annual Meeting thereafter, ½ of each annual Grant of Shares shall be vested.

If service continues after the Annual Meeting date immediately following the second anniversary of entry into the Plan and after 70th birthday, all previously accumulated unvested Shares vest on 70th birthday. Annually thereafter at each succeeding Annual Meeting, all of each annual Grant of Shares shall be vested for each year of continued service after 70th birthday.

Age Entering Plan	Share Vesting Schedule
70 or Over	½ of the Shares vest upon entry into the Plan.

If service continues after the Annual Meeting date immediately following the first anniversary of entry into the Plan, all previously accumulated unvested Shares vest on such Annual Meeting date. Annually thereafter at each succeeding Annual Meeting, all of each annual Grant of Shares shall be vested for each year of continued service.

For purposes of the above vesting schedule in this Section 2 of Article III, “for each year of continued service” means, for the first year of such continued service, service as a Director from the time of the Director’s birthday, or attaining the specified years of service under the Plan, as the case may be, until the time of the next Annual Meeting, and thereafter shall mean the respective periods between Annual Meetings. Any Shares that are unvested at the time a Non-Employee Director’s service as a Director ends shall be immediately forfeited, except as set out in Article IV.

To the extent that the Grant of any Shares under the Plan, at the time of such Grant, would only be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) if the Plan were to contain a provision prohibiting sale of such Shares for at least six months after such award, Shares granted under the Plan may not be sold for at least six months after the Grant thereof.

All fractional Shares shall be rounded down to the next lower whole number.

Notwithstanding anything to the contrary set forth above in this Section 2 of Article III, or elsewhere in this Plan: (a) all previously accumulated unvested shares held by any Non-Employee Director under this Plan shall vest following twelve years of continuous service by such Non-Employee Director, such vesting to take place on the Annual Meeting date immediately following the twelfth anniversary of the commencement of service by such Non-Employee Director (the “Twelfth Anniversary Date”); and (b) all shares granted to such Non-Employee Director under this Plan on or after said Twelfth Anniversary Date, shall vest immediately upon the granting thereof. For the purpose of this unnumbered paragraph, “years of continuous service” shall include any number of years of continued membership on the Board of Directors (without any hiatus in the period of such Board membership) by a Non-Employee Director, commencing on the date of initial Board membership as a Non-Employee Director, and continuing annually from anniversary date to anniversary date, so long as such Non-Employee Director remains, without interruption, as a Non-Employee Director.

Section 3. Transfer Restrictions. Shares granted pursuant to this Plan may not be transferred, sold, assigned, pledged or hypothecated until vested in accordance with the terms and conditions of this Plan, or as otherwise provided in this Plan. A legend referring to the foregoing restrictions may be placed on all certificates representing unvested Shares unless such Shares are held by the Trustee as provided in Section 4 below, and an additional legend may be placed on Shares as to which resale restrictions otherwise apply.

Section 4. Delivery of Certificates. Certificates representing unvested Shares granted to Non-Employee Directors pursuant to this Plan shall be held in trust by the Trustee, so long as the transfer restrictions set forth in Section 3 of this Article III remain in effect with respect to such Shares. Upon direction of an authorized Company officer designated from time to time as such in writing by the Company (the “Officer”), the Trustee shall: (a) release certificates representing previously unvested Shares from trust, cause such Shares to be registered in the Non-Employee Director’s name and reissue said certificates without the restrictive legend in the name of the Non-Employee Director, and deliver such certificates to the Non-Employee Director promptly upon expiration of such transfer restrictions; and (b) release certificates representing vested Shares from trust and deliver to the Non-Employee Director promptly; subject only to any restrictions that may be established by the Company, on the advice of its counsel, to comply with Federal or State securities laws or other legal requirements, and provided, however, that the Trustee may designate the Company as agent for the delivery of the Shares to Participants and, to the extent any such designation shall be made, the Trustee shall be relieved of any liability for such delivery. At the Company’s direction, the Trustee shall deliver forfeited Shares under the terms of the Plan to the Company or use the forfeited Shares for future Grants.

Section 5. Adjustment to Shares. If the Company subdivides or combines its outstanding common stock into a greater or lesser number of shares or if the Board shall determine that a stock dividend, reclassification, business combination, exchange of shares, warrants or rights offering to purchase Shares or other similar event affects the Shares such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Plan, the Board may make adjustments to the number of Shares that may be awarded and the number of Shares subject to outstanding Grants under this Plan. Any new or additional Shares or other securities to which a Non-Employee Director, by virtue of Grants hereunder, becomes entitled due to any such adjustment, shall be held by the Trustee in trust and shall be dealt with in the same manner as the Shares giving rise thereto are distributed. The Trustee shall sell any other instrument or property so received that does not give the holder the right to acquire Shares and shall distribute the sales proceeds to the respective participants.

Article IV. Cessation of Service Under Special Circumstances.

Section 1. Death or Disability. Anything to the contrary notwithstanding, if a Non-Employee Director: (a) dies; or (b) suffers an irreversible incapacity or disability before any Shares granted to him or her have become vested, then all such Shares which are still forfeitable shall immediately be deemed vested and nonforfeitable. A Non-Employee Director shall be deemed to have suffered an irreversible incapacity or disability for purposes of this Plan if, based on competent medical advice satisfactory to the Board, he or she is prevented from performing the duties of Director because of an irreversible incapacity or disability for a period of six (6) months.

Section 2. Cessation of Service Following Change in Control. Notwithstanding anything herein to the contrary, if a Non-Employee Director’s relationship as a Director of the Company is terminated and if such termination occurs within four years following a change in control of the Company, then all Shares that have been Granted to him or her and that may still be forfeitable shall immediately be deemed vested and nonforfeitable. For purposes of this Section 2, Article IV, a “change in control of the Company” means (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act of 1934 (“Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the Company’s then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors; or (ii) individual members of the Board, as of November 1, 2002 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 1, 2002 whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent

Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board; or(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.

Article V. Miscellaneous Provisions.

Section 1. Governing Law. This Plan and all actions taken hereunder shall be governed by the laws of the State of Missouri.

Section 2. Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any event or action under this Plan.

Section 3. Effective Date and Term of Granting Shares. This Plan has been amended and restated effective as of November 1, 2002, subject to approval by the Company’s shareholders, and the granting of Shares hereunder shall terminate as of November 1, 2017. All references to service by a Participant as a Non-Employee Director of the Company in this Plan shall include any service such Participant provided to Laclede Gas Company as a Non-Employee Director prior to October 1, 2001 as well as any service provided to the Company as a Non-Employee Director on and after October 1, 2001.

Article VI. Amendments.

Section 1. Amendment or Termination of Plan. Subject to Section 2 below, the Board may from time to time amend this Plan or discontinue this Plan or any provision thereof; provided, however, that no amendment may be made that would (a) change the types of awards under this Plan, (b) materially increase the aggregate number of Shares that may be granted under this Plan (except for the equitable adjustments referred to in Article III, Section 5 above), (c) change the category of Directors eligible to receive Shares under this Plan, (d) materially extend the period during which Grants may be made under this Plan, or (e) amend Articles II and III of this Plan more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder.

Section 2. Effect on Shares Granted. No amendment or discontinuation of this Plan or any provision thereof shall, without the written consent of the Non-Employee Director, adversely affect any Shares theretofore granted to such Non-Employee Director under this Plan.

Appendix B

Director Independence Standards

     The Board believes that a majority of the Board should be independent directors. The Board has established the following standards to assist it in determining director independence so as to meet or exceed the New York Stock Exchange independence requirements. Each year, prior to nominating directors to stand for election at the next annual meeting, the Board shall determine whether any director or nominee has any material relation with the Company other than as a director or nominee. In making these determinations, the Board will consider all facts and circumstances and apply the following standards.

     A director may be independent if:

  He or she is not and has not been
1.	an employee of the Company or an affiliate within the past five years,

2.	the recipient within the past five years of more than $100,000 per year in direct compensation from the Company or an affiliate, other than director and committee fees and pension or other forms of deferred compensation for prior services,

3.	affiliated with or employed by the Company’s independent auditor within the past five years,

4.	part of a compensation committee interlocking directorate within the past five years in which the director is an executive officer of another company that has any of the Company’s executive officers serving on such other company’s compensation committee,

5.	an employee of a company that within the past five years has made payments to, or received payments from, the Company or an affiliate for property or services in an amount that in any single fiscal year exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues,

6.	an executive officer of a company that is indebted to the Company or any affiliate, or to which the Company or any affiliate is indebted, and the total amount of the indebtedness from one to the other is 1% or more of the total consolidated assets of the company of which the director is an executive officer, or

7.	an executive officer of a tax exempt entity that within the past five years receives or has received more than the greater of $1 million or 2% of its annual contributions from the Company and its affiliates.
  He or she has no immediate family member1 that
1.	is or has been an executive officer of the Company or an affiliate within the past five years,

2.	receives or has received within the past five years more than $100,000 per year in direct compensation from the Company or an affiliate other than director and committee fees and pension or other forms of deferred compensation for prior service,

3.	is or has been within the past five years affiliated with or employed in a professional capacity by the Company’s independent auditors,
____________________

[1]	Immediate family member of a person means such person’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law and anyone (other than domestic employees) who shares such person’s home; but does not include one who is no longer an immediate family member as a result of legal separation or divorce, or who has died or become incapacitated.

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4.	is or has been within the past five years an executive officer of another company where any of the Company’s present executives serves or served on that other company’s compensation committee,

5.	is or has been within the past five years an executive officer of a company that made payments to, or received payments from, the Company or an affiliate for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues,

6.	an executive officer of a company that is indebted to the Company or any affiliate, or to which the Company or any affiliate is indebted, and the total amount of the indebtedness from one to the other is 1% or more of the total consolidated assets of the company of which the director is an executive officer, or

7.	an executive officer of a tax exempt entity that within the past five years receives or has received more than the greater of $1 million or 2% of its annual contributions from the Company and its affiliates.

     Further, no director qualifies as independent if the director has a material relationship with the Company or an affiliate, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board does not consider material the provision by Laclede Gas Company, a Company subsidiary, of natural gas service at tariffed rates approved by the Missouri Public Service Commission to a director, immediate family member of a director or a director-related company. The Board may determine that a director who personally or through an immediate family member has a relationship described in either 5, 6 or 7 is nonetheless independent. If such a determination is made, the Company will explain in the proxy statement the basis for a determination of independence.

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C/O COMPUTERSHARE TRUST, N.A. P.O. BOX 43004 PROVIDENCE, RI 02940
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LCLDE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE LACLEDE GROUP, INC.

Vote on Directors
1.	Election of directors:
Nominees:
	01)	Arnold W. Donald
	02)	Anthony V. Leness
	03)	William E. Nasser

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	To approve an amendment to the Restricted Stock Plan for Non-Employee Directors to increase the share reserve.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountant for fiscal year 2009.	☐	☐	☐

Please date and sign exactly as your name appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
January 29, 2009
10:00 a.m.
Renaissance St. Louis Grand Hotel
800 Washington Avenue, St. Louis, Missouri.

This year’s meeting agenda:
1.	Elect three members of the Board of Directors to serve for a three-year term.
2.	Approve an amendment to the Restricted Stock Plan for Non-Employee Directors.
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2009 fiscal year, and
4.	Transact such other business as may properly come before the meeting and any adjournment or postponement.

To attend the meeting, check in with our representatives at the meeting and, if your shares are held in the name of a bank, broker or other holder of record, present proof of ownership of our common stock at check-in.

     We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet as well as how to request electronic delivery of future shareholder communications.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.thelacledegroup.com/annual meeting

LCLDE2

THE LACLEDE GROUP, INC.
Proxy solicited on behalf of the Board of Directors for
Annual Meeting of Shareholders on January 29, 2009

The undersigned hereby appoints Mary C. Kullman, Mark D. Waltermire, Douglas H. Yaeger and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the annual meeting of shareholders of The Laclede Group, Inc. and at any adjournment and postponement thereof. The meeting will be held January 29, 2009 at 10:00 a.m. central standard time at the Renaissance St. Louis Grand Hotel, 800 Washington Avenue, St. Louis, Missouri 63101. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(To be signed on reverse side)